UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(RULE
14a-101)
INFORMATION REQUIRED IN
PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
American Superconductor Corporation
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other than Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

AMERICAN SUPERCONDUCTOR CORPORATION

114 East Main Street

Ayer, Massachusetts 01432

Notice of Annual Meeting of Stockholders to

be Held on Friday, July 25, 2025

The Annual Meeting of Stockholders (the “Annual Meeting”) of American Superconductor Corporation (“AMSC”) will be held via a completely virtual format through a live audio-only webcast hosted online at www.virtualshareholdermeeting.com/AMSC2025 on Friday, July 25, 2025 at 10:30 a.m., Eastern Time. The Annual Meeting will be held exclusively online and you will not be able to attend the Annual Meeting physically. You will be able to vote your shares electronically and submit questions during the meeting by logging into the website listed above using the 16-digit control number included in the Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied our proxy materials. Online check-in will begin at 10:15 a.m. Eastern Time, and you should allow ample time for the check-in procedures.

At the Annual Meeting, AMSC’s stockholders will consider and act upon the following matters:

1.

To elect Laura A. Dambier, Terence R. Donnelly, Arthur H. House, Margaret D. Klein, Barbara G. Littlefield, Daniel P. McGahn and David R. Oliver, Jr. as directors of AMSC for a term of office expiring at the 2026 annual meeting of stockholders.

2.	To ratify the appointment by the Audit Committee of the Board of Directors of RSM US LLP as AMSC’s independent registered public accounting firm for the current fiscal year.

3.	To approve, on an advisory basis, the compensation of AMSC’s named executive officers.

4.	To transact such other business as may properly come before the meeting or any continuation, postponement or adjournment thereof.

Stockholders of record at the close of business on May 29, 2025 will be entitled to notice of and to vote at the Annual Meeting or any continuation, postponement or adjournment thereof. A complete list of these stockholders will be open to the examination of any stockholder at our principal executive offices at 114 East Main Street, Ayer, MA 01432 for a period of ten days prior to the Annual Meeting. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE VIRTUAL ANNUAL MEETING. THEREFORE, WHETHER OR NOT YOU EXPECT TO ATTEND THE VIRTUAL ANNUAL MEETING, PLEASE SUBMIT YOUR PROXY (1) OVER THE INTERNET, (2) BY TELEPHONE, OR (3) BY MAIL. FOR SPECIFIC INSTRUCTIONS, PLEASE REFER TO THE QUESTIONS AND ANSWERS BEGINNING ON THE FIRST PAGE OF THE PROXY STATEMENT AND THE INSTRUCTIONS ON THE PROXY CARD RELATING TO THE VIRTUAL ANNUAL MEETING.

By Order of the Board of Directors,

John R. Samia, Secretary

Ayer, Massachusetts

June 13, 2025

i

ii

AMERICAN SUPERCONDUCTOR CORPORATION

114 East Main Street

Ayer, Massachusetts 01432

PROXY STATEMENT

For the Annual Meeting of Stockholders to be Held on Friday, July 25, 2025

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors, or Board, of American Superconductor Corporation, or AMSC, for use at the Annual Meeting of Stockholders, or Annual Meeting, to be held via a completely virtual format through a live audio-only webcast hosted online at www.virtualshareholdermeeting.com/AMSC2025 on Friday, July 25, 2025, beginning at 10:30 a.m. Eastern Time, and at any continuation, postponement or adjournment of the Annual Meeting. On or about June 13, 2025, we are releasing this proxy statement together with our annual report, consisting of our Annual Report on Form 10-K for the fiscal year ended March 31, 2025, or 2024 Annual Report, and other information required by the rules of the Securities and Exchange Commission, or SEC, to our stockholders of record on the record date for the meeting. Our 2024 Annual Report is provided without exhibits. Exhibits will be provided, at no charge, upon written request addressed to American Superconductor Corporation, 114 East Main Street, Ayer, MA 01432, Attention: Investor Relations.

Our fiscal year begins on April 1 and ends on March 31. When we refer to a particular fiscal year, we are referring to the fiscal year ended or ending on March 31 of the following year. For example, fiscal 2024 refers to the fiscal year ended March 31, 2025.

Important Notice Regarding the Availability of Proxy Materials

for the Stockholder Meeting to be Held on July 25, 2025

AMSC’s proxy statement and annual report are available at

www.proxyvote.com

The following proxy materials are available for review at www.proxyvote.com:

•	our 2025 proxy statement;

•	our 2024 Annual Report; and

•	any amendments or supplements to our proxy materials that are filed with the SEC.

INFORMATION ABOUT THIS PROXY STATEMENT

Why you received this proxy statement. You are viewing or have received these proxy materials because AMSC’s Board is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the SEC and that is designed to assist you in voting your shares.

Notice of Internet Availability of Proxy Materials. As permitted by SEC rules, AMSC is making this proxy statement and its 2024 Annual Report available to certain of its stockholders electronically via the Internet. On or about June 13, 2025, we mailed to these stockholders a Notice of Internet Availability of Proxy Materials, or Internet Notice, containing instructions on how to access this proxy statement and our 2024 Annual Report and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the proxy statement and 2024 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, then you should follow the instructions for requesting such materials contained on the Internet Notice.

Printed Copies of Our Proxy Materials. Some of our stockholders received printed copies of our proxy statement, 2024 Annual Report and proxy card. If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the Annual Meeting?

At our Annual Meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of the directors named in this proxy statement, the ratification of the appointment of our independent registered public accounting firm and the approval, on an advisory basis, of the compensation of our named executive officers. Stockholders may also consider such other business as may properly come before the meeting. We are not aware of any other business to be brought before the meeting. If any other business is properly brought before the meeting, the designated officers serving as proxies will vote in accordance with their best judgment.

Who is entitled to vote?

You are entitled to vote at the Annual Meeting, or any continuation, postponement or adjournment of the Annual Meeting, only if you were a stockholder of record at the close of business on the record date, May 29, 2025, or if you hold a valid proxy for the Annual Meeting. The number of stockholders of record as of the May 29, 2025 record date was 179. Holders of shares of our common stock are entitled to one vote per share.

Why is AMSC hosting the Annual Meeting in a virtual meeting format only?

A virtual meeting enables increased stockholder attendance and participation because stockholders can participate from any location around the world. The virtual Annual Meeting has been designed to provide the same rights to participate as you would have at an in-person meeting. Because our Annual Meeting is being held virtually over the internet, when we refer to “in person” for aspects pertaining to the Annual Meeting, we mean live virtual attendance through the means described in this proxy statement.

How do I attend the virtual Annual Meeting?

Stockholders of record as of May 29, 2025 will be able to attend and participate in the Annual Meeting online by accessing www.virtualshareholdermeeting.com/AMSC2025. To join the Annual Meeting, you will need to have your 16-digit control number which is included on your Internet Notice, your proxy card (if you received a printed copy of the proxy materials) or the instructions that accompanied the proxy materials.

Even if you plan to attend the Annual Meeting online, we recommend that you also vote by proxy as described herein so that your vote will be counted if you subsequently decide not to attend the Annual Meeting.

Access to the Audio Webcast of the Annual Meeting. The live audio webcast of the Annual Meeting will begin promptly at 10:30 a.m. Eastern Time on July 25, 2025. We encourage our stockholders to access the meeting website prior to the start time. Online access to the audio webcast will open approximately 15 minutes prior to the start of the Annual Meeting to allow time for you to log in and test the computer audio system.

Log in Procedures. To attend the virtual Annual Meeting, visit www.virtualshareholdermeeting.com/AMSC2025 to log in. Stockholders will need their unique 16-digit control number included in your Internet Notice (printed in the box and marked by the arrow), proxy card or the instructions that accompanied the proxy materials. If your shares are held in “street name” (through a bank, broker or other nominee), you should contact your bank, broker or other nominee as soon as possible to obtain your 16-digit control number or otherwise vote through the bank, broker or other nominee.

If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the record date.

Technical Assistance. Beginning 15 minutes prior to the start of and during the virtual Annual Meeting, we will have technicians ready to assist stockholders with any technical difficulties they may have accessing or hearing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the annual meeting website log-in page.

Will there be a question and answer session during the Annual Meeting?

As part of the Annual Meeting, we will hold a live questions and answers session, during which we intend to answer questions submitted online during the meeting that are pertinent to AMSC and the meeting matters, for up to fifteen minutes following the completion of the Annual Meeting. Only stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “How do I attend the virtual Annual Meeting?” will be permitted to submit questions during the Annual Meeting. Each stockholder is limited to two questions, each up to a maximum of 1000 characters, in order to allow us to answer questions from as many stockholders as possible. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:

•	irrelevant to the business of AMSC or to the business of the Annual Meeting;

•	related to material non-public information of the Company, including the status or results of our business since we filed our most recent quarterly or annual report with the SEC;

•	related to any pending, threatened or ongoing litigation;

•	related to personal grievances;

•	derogatory references to individuals or that are otherwise in bad taste;

•	substantially repetitious of questions already made by another stockholder;

•	in excess of the two question limit;

•	in furtherance of the stockholder’s personal or business interests; or

•	out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chair of the Annual Meeting or Secretary in their reasonable judgment.

Questions and answers may be grouped by topic, and we may group substantially similar questions together and answer them once. If there are matters of individual concern to a stockholder and not of general concern to all stockholders, or if a question posed was not otherwise answered, we encourage stockholders to contact us separately after the Annual Meeting.

Additional information regarding the question and answer session will be available in the “Rules of Conduct” available on the Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “How do I attend the virtual Annual Meeting?”.

What constitutes a quorum?

The holders of a majority of the shares of common stock outstanding and entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Shares of common stock represented in person or by proxy (including shares that abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted as present and entitled to vote for purposes of determining whether a quorum is present at the Annual Meeting. As of the May 29, 2025 record date, 40,382,666 shares of our common stock were outstanding and entitled to vote.

How do I vote?

If you are a stockholder of record, meaning your shares are registered in your name, you may vote:

(1) Over the Internet: Go to the website of our tabulator, Broadridge, at www.proxyvote.com. Use the 16-digit control number printed on your Internet Notice, proxy card or the instructions that accompanied the proxy materials to access your account and vote your shares. You must specify how you want your shares voted or your Internet vote cannot be completed and you will receive an error message. Your shares will be voted according to your instructions.

(2) By Telephone: Call 1-800-690-6903, toll free from the U.S. and Canada, and follow the instructions on your proxy card. You must specify how you want your shares voted and confirm your vote at the end of the call or your telephone vote cannot be completed. Your shares will be voted according to your instructions.

(3) By Mail: Complete and sign your proxy card and mail it in the accompanying postage prepaid envelope to Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your shares will be voted according to your instructions. If you do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.

(4) In Person during the Virtual Annual Meeting: You may attend the virtual Annual Meeting and vote during the meeting even if you have already voted by proxy. To vote during the meeting, visit www.virtualshareholdermeeting.com/AMSC2025 on the day of the meeting; you will need the 16-digit control number provided on your Internet Notice or proxy card.

If your shares are held in “street name,” meaning they are held for your account by a bank, broker or other nominee, you may vote:

(1) Over the Internet or by Telephone: You will receive instructions from your bank, broker or other nominee if they permit Internet or telephone voting. You should follow those instructions.

(2) By Mail: You will receive instructions from your bank, broker or other nominee explaining how you can vote your shares by mail. You should follow those instructions.

(3) In Person during the Virtual Annual Meeting: If your shares are not registered in your own name and you would like to vote your shares electronically at the Annual Meeting, you should contact your bank or broker to obtain your 16-digit control number or instructions on how to vote at the meeting through the bank or broker.

Can I change my proxy after I return my proxy card?

Yes. You may revoke your proxy and change your vote at any time before the Annual Meeting. To do so, you must do one of the following:

(1) Vote over the Internet or by telephone as instructed above. Only your latest Internet or telephone vote is counted.

(2) Sign a new proxy card and submit it as instructed above. Only your latest dated proxy card will be counted.

(3) Attend the Annual Meeting, request that your proxy be revoked and vote in person as instructed above. Attending the Annual Meeting will not revoke your proxy unless you specifically request it.

Will my shares be voted if I don’t return my proxy?

If your shares are registered directly in your name, your shares will not be voted if you do not vote over the Internet, by telephone, by returning your proxy card or voting at the Annual Meeting. If your shares are held in “street name” by a bank, broker or other nominee, that person, as the record holder of your shares, is required to vote your shares according to your instructions. Your bank, broker or other nominee will send you directions on how to vote those shares. Under applicable stock exchange rules, if you do not give instructions to your bank, broker or other nominee, it will still be able to vote your shares with respect to certain “discretionary” items, such as the ratification of the appointment of RSM US LLP (“RSM”) as our independent registered public accounting firm, but will not be allowed to vote your shares with respect to certain “non-discretionary” items, such as the election of directors, and the approval, on an advisory basis, of the compensation of our named executive officers. In the case of “non-discretionary” items, shares for which your bank, broker or other nominee does not receive voting instructions will be treated as “broker non-votes.”

What is the vote required to approve each matter?

(1) Election of Directors. Directors will be elected by a plurality of the votes cast by the stockholders entitled to vote on the election. This means that the seven nominees receiving the most affirmative votes will be elected as directors at the Annual Meeting. Votes withheld and “broker non-votes” will have no effect on the outcome of the election of directors.

(2) Ratification of the Appointment of our Independent Registered Public Accounting Firm. The affirmative vote of the holders of the shares of common stock having a majority of the votes cast by the holders of all of the shares of common stock present or represented and voting on the matter is required for the ratification of the appointment by the Audit Committee of RSM as our independent registered public accounting firm for the current fiscal year. Abstentions and “broker non-votes” will have no effect on the outcome of this proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of our independent registered public accounting firm, we do not expect any “broker non-votes” in connection with this proposal.

(3) Approval, on an Advisory Basis, of Named Executive Officer Compensation. The affirmative vote of the holders of the shares of common stock having a majority of the votes cast by the holders of all of the shares of common stock present or represented and voting on the matter is required for the approval, on an advisory basis, of the compensation of our named executive officers. Abstentions and “broker non-votes” will have no effect on the outcome of the proposal. This proposal is non-binding.

Who will count the votes?

Our Board of Directors has appointed a representative of Broadridge Financial Solutions to serve as the inspector of elections at the Annual Meeting and to tabulate the votes.

Are there other matters to be voted on at the meeting?

As of the date of this proxy statement, our Board of Directors does not know of any other matters which may come before the meeting, other than the matters described in this proxy statement. Should any other matter requiring a vote of our stockholders arise and be properly presented at the Annual Meeting, the proxy for the Annual Meeting confers upon the persons named in the proxy and designated to vote the shares discretionary authority to vote, or otherwise act, with respect to any such matter in accordance with their best judgment.

Our Board encourages stockholders to attend the virtual Annual Meeting. Whether or not you plan to attend, you are urged to submit your proxy. Prompt response will greatly facilitate arrangements for the meeting and your cooperation will be appreciated. Stockholders who attend the virtual Annual Meeting may vote their stock personally even though they may have sent in their proxies.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of May 29, 2025, or such earlier date as indicated below, by:

•	Each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of the outstanding shares of our common stock;

•	Each of our directors;

•	Each of our “named executive officers” (as defined in the “Compensation Discussion and Analysis” section of this proxy statement); and

•	All directors and executive officers as a group.

Unless otherwise provided, the address of each individual listed below is c/o American Superconductor Corporation, 114 East Main Street, Ayer, Massachusetts 01432.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percentage of Common Stock Outstanding (2)

Five Percent Stockholders

BlackRock, Inc. (3)	2,799,562	6.9%

55 East 52nd Street New York, NY 10055

The Vanguard Group (4) 100 Vanguard Blvd. Malvern, PA 19355	2,426,278	6.0%

Directors

Daniel P. McGahn (5)	1,317,245	3.3%

Laura A. Dambier (6)	26,158	*

Terence R. Donnelly	—	*

Arthur H. House (7)	58,366	*

Margaret D. Klein (8)	26,158	*

Barbara G. Littlefield (9)	38,250	*

David R. Oliver, Jr.	60,707	*

Other Named Executive Officers

John W. Kosiba, Jr. (10)	423,995	1.0%

All directors and executive officers as a group (8 persons) (11)	1,950,879	4.8%

*	Less than 1%.

(1)

The inclusion of any shares of common stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. In accordance with the rules of the SEC, each stockholder is deemed to beneficially own any shares subject to stock options that are currently exercisable or exercisable within 60 days after May 29, 2025, and any reference below to shares subject to outstanding stock options held by the person in question refers only to such stock options. Except as indicated by the footnotes below, we believe that the persons and entities named in the table above have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

(2)

To calculate the percentage of outstanding shares of common stock held by each stockholder, the number of shares deemed outstanding includes 40,382,666 shares outstanding as of May 29, 2025, plus any shares subject to outstanding stock options or warrants currently exercisable or exercisable within 60 days after May 29, 2025 held by the stockholder in question.

(3)

Information is derived from the Schedule 13G/A filed on April 17, 2025 by BlackRock, Inc. and is as of March 31, 2025. According to the Schedule 13G/A, Blackrock, Inc. has sole voting power with respect to 2,758,613 shares and sole dispositive power over all 2,799,562 shares.

(4)

Information is derived from the Schedule 13G/A filed on November 12, 2024 by The Vanguard Group and is as of September 30, 2024. According to the Schedule 13G/A, The Vanguard Group has shared voting power over 67,326 shares, sole dispositive power over 2,324,321 shares and shared dispositive power over 101,957 shares.

(5)	Includes 636,667 shares subject to certain restrictions on transfer and a risk of forfeiture in favor of AMSC and 12,759 shares held indirectly through AMSC’s 401(k) plan.

(6)	Includes 10,282 shares subject to outstanding stock options.

(7)	Includes 9,703 shares subject to outstanding stock options.

(8)	Includes 10,282 shares subject to outstanding stock options.

(9)	Includes 5,939 shares subject to outstanding stock options.

(10)	Includes 301,000 shares subject to certain restrictions on transfer and risk of forfeiture in favor of the Company and 9,719 shares held indirectly through AMSC’s 401(k) plan.

(11)

Includes 36,206 shares subject to outstanding stock options, 937,667 shares subject to certain restrictions on transfer and risk of forfeiture in favor of the Company and 22,478 shares held indirectly through AMSC’s 401(k) plan.

CORPORATE GOVERNANCE

Our Board has long believed that good corporate governance is important to ensure that AMSC is managed for the long-term benefit of our stockholders. This section describes key corporate governance guidelines and practices that we have adopted. Complete copies of our committee charters, corporate governance guidelines and code of business conduct and ethics described below have been posted in the “Corporate Governance” section of the “Investors” page of our website at www.amsc.com. Alternatively, you can request a copy of any of these documents by writing to our Investor Relations department at 114 East Main Street, Ayer, Massachusetts 01432 or by calling (978) 399-8344.

Members of the Board

Set forth below, for each director, are his or her name and age, his or her positions (if any) with us, his or her principal occupation and business experience during at least the past five years, the names of other public companies of which he or she has served as a director during at least the past five years and the year of the commencement of his or her term as a director of AMSC. Each of the individuals named below is a nominee for election to our Board at the Annual Meeting. There are no family relationships among any of our directors and executive officers.

Laura A. Dambier, age 66, has been President of Insurance Capital Consulting LLC, a Connecticut limited liability company, an expert witness and consulting firm specializing in insurance operations, since July 2022. Ms. Dambier also has served as an independent consultant since January 2017. From January 1997 to April 2015, she worked at Lincoln Financial Group, which has over $200 billion in assets under management and operates multiple insurance and investment management businesses through subsidiary companies, where she held a series of positions of increasing responsibility culminating as Senior Vice President, Partner Solutions for Life, Claims and Distribution, and a member of the firm’s corporate leadership group. Ms. Dambier led Lincoln Financial’s Partner Solutions, a corporate shared services organization located across four operating locations. Prior to Lincoln Financial, Ms. Dambier also previously served in positions at the U.S. Senate and the American Embassy in Germany. We believe Ms. Dambier’s qualifications to sit on our Board include her broad experience in operations, strategic planning, merger and acquisition integration, financial management, risk management and technology, and her extensive leadership in business, government and not-for-profit organizations. Ms. Dambier has been a director of our company since June 2022.

Terence R. Donnelly, age 64, has been an independent consultant since January 2024. From June 1983 to December 2023, he worked at Commonwealth Edison Company, or ComEd, and PECO Energy Company, or PECO, both units of Chicago-based Exelon Corporation. ComEd runs one of the largest power grids in the nation and employs more than 6,000 people and delivers electricity to over 4 million residential and business customers across northern Illinois including the City of Chicago and PECO serves more than 1.7 million electric and 545,000 natural gas customers in southeastern Pennsylvania. At ComEd and PECO, Mr. Donnelly held a series of positions of increasing responsibility and covering a broad range of functions culminating as ComEd’s President and Chief Operating Officer in which role he served from May 2018 until December 2023. As ComEd’s President and Chief Operating Officer, he was responsible for leading ComEd’s overall performance in the areas of service reliability, operations, engineering, technology, construction, safety, customer satisfaction, financial management and smart grid development. We believe Mr. Donnelly’s qualifications to sit on our board include his extensive operational and financial knowledge of, and executive level management experience in, the electric power industry. Mr. Donnelly has been a director of our company since May 2025.

Arthur H. House, age 82, has been a partner at Cybersecurity Risk Associates, LLC, a Connecticut limited liability company, that advises clients on improving their cybersecurity, compliance and privacy programs, since May 2020. Mr. House also has served as an adjunct professor at the University of Connecticut since March 2020. From April 2020 to December 2020, he served as a cybersecurity policy advisor to the Secretary of State of the State of Connecticut. From October 2016 to October 2019, Mr. House served as Chief Cybersecurity Risk Officer for the State of Connecticut. From June 2012 until October 2016, he was chairman of the Connecticut Public Utilities Regulatory Authority. From January 2009 until May 2012, Mr. House served as Director of Communications of the Office of the Director of National Intelligence and as head of internal and external communications for the National Geospatial-Intelligence Agency, a combat support agency for the U.S. Department of Defense. From January 2002 until January 2009, he served as Senior Vice President of Public Affairs at Connecticut-based Webster Bank, a bank that provides business and consumer banking, mortgage, insurance, trust and investment services. Mr. House has also previously served in various positions at the World Bank, the National Security Council and the U.S. Senate. We believe Mr. House’s qualifications to sit on our Board include his extensive experience in the utility and cybersecurity industries, his international business and government relations experience and work in both internal and external corporate communications. Mr. House has been a director of our company since September 2016.

Margaret D. Klein, age 68, has been a professor of ethical leadership at the Naval War College since June 2017. From June 2017 to December 2022, she served as Dean of the College of Leadership and Ethics at the Naval War College. From 1981 to 2017, Ms. Klein served in the United States Navy and held the rank of Rear Admiral at the time of her retirement. As Rear Admiral Klein, she served as the Secretary of Defense’s Advisor for Military Professionalism. She served as Chief of Staff for U.S. Cyber Command and in 2008 served as Director of Operations for the Navy’s Network Warfare Command. In 2011, Ms. Klein commanded an American military force of five ships, 30 aircraft and over 3,300 Sailors and Marines in combat operations in the Mediterranean Sea. She served as the 82nd Commandant of Midshipmen at the U.S. Naval Academy, where she was responsible for 4,400 Navy and Marine Corps officer candidates. Ms. Klein also commanded an aviation squadron and wing. We believe Ms, Klein’s qualifications to sit on our Board include her extensive leadership and management experience gained while serving as a senior officer in the United States Navy and in government and not-for-profit organizations. Ms. Klein has been a director of our company since June 2022.

Barbara G. Littlefield, age 67, has been Chairwoman and Lead Operating Director at Resilient Infrastructure Group, a developer of a full range of distributed water and wastewater solutions as a service for private and municipal clients that solve site-specific treatment needs, since February 2021. From August 2014 to May 2020, she served as chief financial officer of Poseidon Water LLC, a leading developer of water infrastructure projects in North America. From September 2013 until August 2014, Ms. Littlefield served as senior vice president, strategy and corporate development, of Poseidon Water LLC. From February 2011 until May 2013, she was senior vice president of corporate development and a board member of Drax Biomass International Inc., an enterprise securing upstream biomass supply for large British electricity generators. From 2006 to 2010, Ms. Littlefield was an executive vice president and chief financial officer of Verenium Corporation, a joint venture company formed to commercialize second generation biofuels technology. We believe Ms. Littlefield’s qualifications to sit on our Board include her extensive financial and strategic management experience and her particular knowledge of large infrastructure projects. Ms. Littlefield has been a director of our company since May 2019.

Daniel P. McGahn, age 53, has been our chairman of the Board since July 2018, chief executive officer since June 2011 and president since December 2009. Mr. McGahn also served as our chief operating officer from December 2009 until May 2011, as senior vice president and general manager of our AMSC Superconductors business unit from May 2008 until December 2009 and vice president of our AMSC Superconductors business unit from January 2008 to May 2008. Previously, Mr. McGahn was our vice president of strategic planning and development from December 2006 to January 2008. From 2003 to 2006, Mr. McGahn served as executive vice president and chief marketing officer of Konarka Technologies, which develops and commercializes Konarka Power Plastic®, a material that converts light to electricity. We believe Mr. McGahn’s qualifications to sit on our Board include his extensive experience with our company, including serving as our president since December 2009 and our chief executive officer since June 2011, experience in the power electronics industry and with technology companies, and strategic planning expertise gained while working in senior management and as a consultant for other public and private companies. Mr. McGahn has been a director of our company since June 2011.

David R. Oliver, Jr., age 83, is currently an independent consultant. He served as a strategic advisor, mergers and acquisitions, for European Aeronautic Defense and Space Company North America (EADS NA), a European aerospace corporation, from January 2012 until July 2013. From January 2008 until December 2011, Mr. Oliver served as executive vice president and chief operating officer for EADS NA. Mr. Oliver also served as chief executive officer of the defense division of EADS NA for most of the four years preceding January 2008 except when he was running the EADS NA portion of the capture effort for the Air Force Tanker program. Before joining EADS NA, Mr. Oliver was stationed in Baghdad as Director of Management and Budget for the Coalition Forces. Prior to that, he served as the United States’ Principal Deputy Undersecretary of Defense for Acquisition and Technology. Mr. Oliver also previously held management positions at both Westinghouse Electric and Northrop Grumman. In the Navy, he commanded diesel and nuclear submarines as well as two submarine groups during the Cold War. His last Navy appointment was as Principal Deputy to the Assistant Secretary of the Navy for Research, Development and Acquisition. Rear Admiral (retired) Oliver’s military decorations include the Defense and Navy Distinguished Service Medals as well as six awards of the Legion of Merit. We believe Mr. Oliver’s qualifications to sit on our Board include his extensive leadership, management and budgeting experience gained while serving as a senior officer in the United States Navy and at EADS, NA, and his valuable corporate governance experience gained while serving as a director for other public and private companies. Mr. Oliver has been a director of our company since September 2006.

Corporate Governance Guidelines

Our Board has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of AMSC and our stockholders. These guidelines, which provide a framework for the conduct of our Board’s business, provide that:

•	The principal responsibility of our directors is to oversee the management of our company;

•	A majority of the members of our Board shall be independent directors;

•	The independent directors meet regularly in executive session;

•	Our Board, in conjunction with the Compensation Committee, is responsible for reviewing and approving a management succession plan, including succession planning for our chief executive officer;

•	Directors have full and free access to management and, as necessary and appropriate, independent advisors;

•	Management will provide an orientation program for new directors and additional educational sessions for all directors as appropriate; and

•	At least annually, our Board and its committees will conduct a self-evaluation to assess whether they are functioning effectively.

Board Determination of Independence

Under applicable rules of The Nasdaq Stock Market LLC (the “Nasdaq Rules”), a director will only qualify as an “independent director” if, in the opinion of our Board, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board has determined that each of Ms. Dambier, Mr. Donnelly, Mr. House, Ms. Klein, Ms. Littlefield and Mr. Oliver does not have any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Rule 5605(a)(2) of the Nasdaq Rules.

Director Nomination Process

The process followed by our Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by members of the Nominating and Corporate Governance Committee and our Board. Director nominee Terence R. Donnelly was recommended by our chief executive officer.

In considering whether to recommend any particular candidate for inclusion in our Board’s slate of recommended director nominees, the Nominating and Corporate Governance Committee applies the criteria set forth in our corporate governance guidelines, such as the candidate’s integrity, business acumen, knowledge of our business and industry, experience, interest and ability to understand conflicting interests of our various constituencies and ability to act in the interests of all stockholders. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow our Board to fulfill its responsibilities.

Our Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity, but believes that our Board, taken as a whole, should embody a diverse set of skills, experiences and backgrounds. In addition, the Board is committed to attracting highly qualified candidates with diverse backgrounds, skills and experiences as part of each Board search we undertake.

Stockholders may recommend director candidates for consideration by the Nominating and Corporate Governance Committee of our Board by submitting the stockholder’s name, address and number of shares of our stock held, and the candidate’s name, age, address and resume to our Corporate Secretary at American Superconductor Corporation, 114 East Main Street, Ayer, Massachusetts 01432. Our Nominating and Corporate Governance Committee and Board will evaluate stockholder-recommended candidates using the criteria described above. If our Board decides to nominate a stockholder-recommended candidate, then we will include his or her name in the proxy statement and proxy card for the next annual meeting.

Stockholders also have the right under our bylaws to directly nominate director candidates, without any action or recommendation on the part of the Nominating and Corporate Governance Committee or our Board, by following the procedures set forth under “Stockholder Proposals for 2026 Annual Meeting.” Candidates nominated by stockholders in accordance with the procedures set forth in our bylaws will not be included in our proxy statement for the next annual meeting.

Board Meetings and Attendance

Our Board met nine times during fiscal 2024, either in person or by teleconference. During fiscal 2024, each director attended at least 75% of the aggregate number of Board meetings held during the period for which he or she was a director and meetings held by all committees during the period in which he or she then served.

Director Attendance at Annual Meeting of Stockholders

Each of our then-current directors attended the 2024 Annual Meeting of Stockholders. Our corporate governance guidelines provide that directors are expected to attend the Annual Meeting of Stockholders.

Board Leadership Structure

Mr. McGahn, our chief executive officer, has served as chairman of the Board since July 27, 2018. Our corporate governance guidelines provide the Nominating and Corporate Governance Committee with flexibility to assess our leadership structure on an ongoing basis and determine whether the positions of chief executive officer and chairman of the Board should be separate. Our Board has determined that it is in the best interests of our company and our stockholders to have the same individual serve as chief executive officer and chairman of the Board for the following reasons:

•

Our chief executive officer is more familiar with our business and strategy than a non-employee chairman would be and is thus better positioned to focus our Board’s agenda on the key issues facing our company;

•	A single chairman and chief executive officer provides strong and consistent leadership for our company, without risking overlap or conflict of roles;

•	Oversight of our company is the responsibility of our Board as a whole, and the Board chairman responsibility can be properly discharged by our chief executive officer; and

•	Our Lead Director can provide similar benefits to those associated with an independent chairman.

In the event that the chairman of the Board is not an independent director, our corporate governance guidelines provide that the Nominating and Corporate Governance Committee may recommend an independent director to serve as Lead Director, who shall be approved by a majority of independent directors. The Lead Director has the following duties:

•	Chair any meeting of the Board at which the chairman of the Board is not present, including any executive sessions of the independent directors;

•	Have the authority to call an executive session of the independent directors;

•	Meet with any director who is not adequately performing his or her duties as a member of the Board or any committee;

•

Facilitate communications between other members of the Board and the chairman of the Board and/or the chief executive officer; however, each director is free to communicate directly with the chairman of the Board and with the chief executive officer;

•	Work with the chairman of the Board to determine the frequency and length of the Board meetings and determine the need for special meetings of the Board;

•	Provide input to the agenda for each Board meeting to the chairman of the Board; and

•	Otherwise consult with the chairman of the Board and/or the chief executive officer on matters relating to corporate governance and Board performance.

On August 1, 2024, the Nominating and Corporate Governance Committee recommended, and all of our independent directors approved, the appointment of Mr. House as Lead Director. Mr. House will serve as Lead Director until the Annual Meeting.

Board Committees

Our Board has established three standing committees — Audit, Compensation, and Nominating and Corporate Governance — each of which operates under a charter that has been approved by our Board. Current copies of each committee’s charter are posted in the “Corporate Governance” section of the “Investors” page of our website, www.amsc.com. Our Board has determined that all of the members of each of our Board’s three standing committees are independent as defined under the Nasdaq Rules, including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3(c) promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, in the case of all members of the Compensation Committee, the independence requirements specific to compensation committee members under the Nasdaq Rules.

Audit Committee

The Audit Committee’s responsibilities include:

•	Sole and direct responsibility for appointing, compensating, evaluating, retaining and, when necessary, terminating the engagement of our independent registered public accounting firm;

•	Taking, or recommending that the full Board take, appropriate action to oversee the independence of our independent registered public accounting firm;

•

Sole and direct responsibility for overseeing the work of our independent registered public accounting firm, including resolution of disagreements between our management and independent registered public accounting firm regarding financial reporting;

•	Reviewing and discussing with management and the independent registered public accounting firm, and approving, our annual and quarterly financial statements and related disclosures;

•	Monitoring our internal control over financial reporting, disclosure controls and procedures, and code of business conduct and ethics;

•

Discussing policies with respect to our assessment and management of risk (both financial and non-financial, including information security), including guidelines and policies to govern the process by which our exposure to risk is monitored, controlled and reported;

•	Overseeing our internal audit function;

•	Establishing procedures for the receipt, retention and treatment of accounting-related complaints and concerns;

•	Meeting independently with our internal auditing staff, independent registered public accounting firm and management;

•	Reviewing and approving or ratifying related person transactions; and

•	Preparing the Audit Committee Report required by SEC rules (which is included on page 17 of this proxy statement).

The current members of the Audit Committee are Mr. Oliver (chairman), Ms. Dambier, Mr. Donnelly and Ms. Littlefield. The Audit Committee met four times during fiscal 2024. Our Board has determined that each of Mr. Oliver and Ms. Littlefield is an “audit committee financial expert” as defined in applicable SEC rules.

Compensation Committee

The Compensation Committee’s responsibilities include:

•	Reviewing and making a recommendation to our Board with respect to the chief executive officer’s compensation;

•	Reviewing and approving the compensation of our other executive officers;

•	Overseeing an evaluation of our senior executives;

•	Overseeing and administering our incentive compensation and equity-based plans;

•

Retaining, in its sole discretion, and being directly responsible for the appointment, compensation and oversight of the work of any compensation consultant, legal counsel, or other advisors as it deems necessary or appropriate to carry out its responsibilities;

•	Overseeing and administering compliance with our compensation recovery policy as required by applicable SEC and Nasdaq rules;

•	Reviewing and making recommendations to our Board with respect to director compensation;

•	Reviewing and making recommendations, upon our Board’s request, to our Board relating to management succession planning;

•	Reviewing and discussing annually with management our “Compensation Discussion and Analysis,” which is included beginning on page 18 of this proxy statement; and

•	Preparing the Compensation Committee Report, if required by SEC rules, which is included on page 44 of this proxy statement.

Consistent with the requirements of applicable law and our company’s equity-based plans, the Compensation Committee has the authority to delegate to one or more executive officers of our company the power to grant rights or options to acquire shares of our company’s common stock to employees of our company who are not directors or executive officers of our company.

The current members of the Compensation Committee are Mr. House (chairman), Ms. Littlefield and Ms. Klein. The Compensation Committee met nine times during fiscal 2024.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee’s responsibilities include:

•

Identifying individuals qualified to become Board members, consistent with criteria approved by our Board and recommending to our Board the persons to be nominated for election as directors at any meeting of stockholders and the persons to be elected by our Board to fill any vacancies on our Board;

•	Recommending to our Board the persons to be elected to each of our Board’s committees;

•	Developing and recommending to our Board a set of corporate governance guidelines applicable to us;

•	Periodically assessing our Board’s leadership structure, including whether the offices of chairman of the Board and chief executive officer should be separate;

•	Periodically reviewing our environmental, social and governance (“ESG”) strategy, initiatives and policies, and receiving updates from our management responsible for significant ESG activities; and

•	Overseeing the evaluation of our Board.

The current members of the Nominating and Corporate Governance Committee are Mr. House (chairman) and Mr. Oliver. The Nominating and Corporate Governance Committee met four times during fiscal 2024.

Oversight of Risk
Our Board oversees our risk management processes directly and through its committees. Our management is responsible for implementing and supervising risk management processes on a day-to-day
basis. Additionally, management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the Board at regular Board meetings as part of management presentations that focus on particular business segments, functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks. The role of our Board and its committees is to oversee the risk management activities of management. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. In particular, our Board focuses its oversight on risk management activities relating to business strategy, acquisitions, liquidity, organizational structure and certain operational risks. Our Board is responsible for monitoring and assessing strategic risk exposure, including business continuity risks. In accordance with its charter, our Audit Committee discusses policies with respect to our assessment and management of risk (both financial and non-financial,
including information security), including guidelines and policies to govern the process by which our exposure to risk is monitored, controlled and reported, and reports regularly to the Board on these matters. Senior management at least annually provides updates to the Audit Committee on our information security risks. Our Compensation Committee oversees risk management activities relating to our compensation policies and practices and management succession planning. Our Nominating and Corporate Governance Committee oversees risk management activities relating to Board composition and ESG matters. Each committee reports to the full Board on a regular basis, including reports with respect to the committee’s risk oversight activities as appropriate. Our Board does not believe that its role in the oversight of our risks affects the Board’s leadership structure.
Executive Compensation Process
The Compensation Committee has implemented an annual performance review program for our executives, under which annual performance objectives are determined and set forth in writing during the first quarter of each fiscal year for AMSC as a whole and for each executive individually. Annual corporate objectives are proposed by management and reviewed by our Compensation Committee and approved by our Board. These corporate objectives target the achievement of specific operational milestones. Annual individual objectives focus on contributions that facilitate the achievement of the corporate objectives and are typically set during the first quarter of each fiscal year. Individual measurable objectives, if any, are proposed by each executive, reviewed by the chief executive officer, and formed on the basis of recommendations to our Compensation Committee and our Board (in the case of our chief executive officer) with regard to executive compensation. No individual measurable objectives were established in fiscal 2024. Annual salary levels, annual bonuses, and annual equity awards to our executives are tied to the achievement of these corporate and, if applicable, individual performance objectives.
Our Board has delegated to a committee of the Board, designated as the Awards Committee, which consists solely of our chairman of the Board, president and chief executive officer, Mr. McGahn, the authority to grant options and award restricted stock, subject to the terms and conditions of our 2022 Stock Incentive Plan, as amended and restated, and any other limitations set by the Board, to employees other than executive officers.
Our Compensation Committee has the authority to retain compensation consultants and other outside advisors to assist in the evaluation of executive officer compensation.
Policies and Practices for Granting Certain Equity Awards
Our practices regarding the granting of equity awards are designed to ensure compliance with applicable securities laws and to maintain the integrity of our compensation program. The Compensation Committee and the Board (in the case of our chief executive officer) are responsible for the timing and terms of equity awards to executives. The Compensation Committee and the Board (in the case of our chief executive officer) review its policies and practices related to equity awards to ensure they are consistent with the general standards of corporate governance and continue to serve the best interests of the Company and its stockholders.
The Company has
not granted
stock options to executive officers since April 2014. The Compensation Committee and the Board (in the case of our chief executive officer) generally grant shares of restricted stock to executive officers in or around May of each year in conjunction with regular Board and Compensation Committee meetings. For newly hired executive officers, restricted stock awards are typically granted within approximately one month following their hire date. The Compensation Committee and the Board (in the case of our chief executive officer) do not take material non-public
information (“MNPI”) into account when determining the timing and terms of equity awards and the Company does not time the disclosure of MNPI for the purpose of affecting the value of executive compensation.
Insider Trading Policy
Our Board has adopted an Insider Trading Policy governing the purchase, sale, and other dispositions of our securities by our directors, officers and employees, their family members and any entities they control. We believe that the policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and any applicable listing standards. The full text of the Insider Trading Policy was included as Exhibit 19.1 to our Annual Report on Form
10-K
for the fiscal year ended March 31, 2025, filed with the SEC on May 21, 2025.
The Insider Trading Policy also prohibits our directors, officers and employees, their family members and any entities they control from purchasing financial instruments, such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities, whether such securities were granted as compensation or are otherwise held, directly or indirectly
Clawback Policy
Our Board has adopted a Policy for Recovery of Erroneously Awarded Compensation, or Clawback Policy, in accordance with Nasdaq Rules and Rule
10D-1
under the Exchange Act, which applies to our current and former executive officers. Under the Clawback Policy, we are required to recoup the amount of any erroneously awarded compensation (as defined in the Clawback Policy) on a pre-tax
basis within a specified lookback period in the event of any accounting Restatement (as defined in the Clawback Policy), subject to limited impracticability exceptions. Restatements include both a restatement to correct an error that is material to previously issued financial statements or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. The amount required to be recovered is the excess of the amount of incentive-based compensation received over the amount that otherwise would have been received had it been determined based on the restated financial measure. The Clawback Policy is overseen and administered by our Compensation Committee. The full text of the Clawback Policy was included as Exhibit 97.1 to our Annual Report on Form
10-K
for the fiscal year ended March 31, 2024, filed with the SEC on May 29, 2024.
Communicating with the Independent Directors
Our Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Our Corporate Secretary is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the directors as he considers appropriate.
Under procedures approved by a majority of the independent directors, communications or a summary thereof are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our Corporate Secretary considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to our Board should address such communications to our Board c/o Corporate Secretary, American Superconductor Corporation, 114 East Main Street, Ayer, Massachusetts 01432.
Code of Business Conduct and Ethics
We have adopted a written Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial and principal accounting officer, or persons performing similar functions. We have posted a current copy of the code in the “Corporate Governance” section of the “Investors” page of our website,
www.amsc.com
. In addition, we intend to post on our website all disclosures that are required by law or Nasdaq Rules concerning any amendments to, or waivers from, any provision of our code.
Audit Committee Report
The Audit Committee has reviewed AMSC’s audited financial statements for the fiscal year ended March 31, 2025 and has discussed these financial statements with management and RSM, AMSC’s independent registered public accounting firm.
Management is responsible for AMSC’s internal control over financial reporting and the financial reporting process, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, or GAAP. AMSC’s independent registered public accounting firm is responsible for performing an audit of AMSC’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing a report on those financial statements. As appropriate, the Audit Committee reviews and evaluates, and discusses with AMSC’s management, internal accounting, financial and auditing personnel, and the independent registered public accounting firm, the following:

•	The plan for, and the independent registered public accounting firm’s report on, the audit of AMSC’s financial statements;

•	AMSC’s financial disclosure documents, including all financial statements and reports filed with the SEC or sent to shareholders;

•	Changes in AMSC’s accounting practices, principles, controls or methodologies;

•	Significant developments or changes in accounting rules applicable to us; and

•	The adequacy of AMSC’s internal control over financial reporting and accounting, financial and auditing personnel.
Management represented to the Audit Committee that AMSC’s financial statements had been prepared in accordance with GAAP.
The Audit Committee also discussed with RSM the matters required to be discussed by the applicable rules of the Public Company Accounting Oversight Board and the Securities and Exchange Commission.
The Audit Committee has received the written disclosures and the letter from RSM required by applicable requirements of the Public Company Accounting Oversight Board regarding RSM’s communications with the Audit Committee concerning independence, and has discussed with RSM its independence.
Based on its discussions with management and RSM, and its review of the representations and information provided by management and RSM, the Audit Committee recommended to the Board of Directors of AMSC that the audited financial statements be included in our Annual Report on Form
10-K
for the fiscal year ended March 31, 2025.
By the Audit Committee of the Board.
David R. Oliver, Jr.,
Chair
Laura A. Dambier
Barbara G. Littlefield
* Mr. Donnelly was not serving on the Audit Committee at the time the Audit Committee Report was approved.

INFORMATION ABOUT EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis, or CD&A, describes the principles of our executive compensation program, how we applied those principles in compensating our named executive officers for the fiscal year ended March 31, 2025, or fiscal 2024, and how our compensation program drives performance.

Our named executive officers for fiscal 2024 are:

•	Daniel P. McGahn, Chairman of the Board, President and Chief Executive Officer; and

•	John W. Kosiba, Senior Vice President and Chief Financial Officer.

In this CD&A, we first provide an executive summary of our fiscal 2024 accomplishments and financial performance and our compensation program for fiscal 2024. We then describe our compensation philosophy and the objectives of our executive compensation program and how the Compensation Committee of our Board oversees our compensation program. We discuss the compensation determination process and describe how we determine each element of compensation.

Executive Summary

Business Overview

We believe that fiscal 2024 was a year of important and substantial progress towards the successful execution of our strategy of growth through our Grid business unit in order to diversify revenues and to establish what we expect to be a more predictable, re-occurring business. We believe that our executive management team has positioned our company well to continue to execute on our strategy and to respond effectively by (i) continuing to further diversify our base of customers and market geographies for our products and services, (ii) delivering substantially improved operational performance, (iii) developing and introducing new products, and (iv) capturing integration synergies and streamlining various functions of the business.

Overview of Fiscal 2024 Accomplishments and Financial Performance

Business Accomplishments

Our strategy is focused on growing our Grid business unit in order to diversify our revenues and to position our company to generate sustainable revenue growth and to deliver improved financial performance with the goal of building a sustainably profitable company.

As described in more detail below, we believe that fiscal 2024 was a year of substantial progress towards the successful execution of our strategy and the establishment of what we expect to be a more predictable, re-occurring business.

Fiscal 2024 revenues were $222.8 million, compared to $145.6 million in fiscal 2023. Net income was $6.0 million in fiscal 2024, or $0.16 per share, compared to a net loss of $11.1 million in fiscal 2023, or $0.37 per share. In fiscal 2024, we generated $28.3 million of operating cash flow as compared to $2.1 million in fiscal 2023 and achieved our third consecutive quarter of GAAP profitability and our seventh consecutive quarter of generating operating cash flow.

For the second consecutive year and ninth out of our last ten fiscal years, we grew Grid business unit revenues. Our Grid business unit revenues grew 53% to $187.2 million in fiscal 2024, compared to $122.1 million in fiscal 2023. This increase in Grid business unit revenues was driven by organic growth within our new energy product lines and the contribution from our acquisition of NWL, Inc, or NWL. Grid business unit revenues represented 84% of our total fiscal 2024 revenues. Our Grid business unit alone is now more than double than our entire business was just four fiscal years ago.

During fiscal 2024, we booked nearly $320 million of new orders. Our twelve month backlog grew by 44% to $200.9 million in fiscal 2024 compared to $140 million in fiscal 2023. These orders continue to expand our geographic reach and came from a diverse set of markets including renewables, industrials, utilities and military.

In June 2024, we announced that we had been awarded a $75 million contract for proprietary ship protection system for multiple Canadian surface combatant ships. This contract award marks the first AMSC ship protection systems delivery to an allied navy.

In July 2024, we also announced nearly $12 million of orders for our 3-megawatt wind turbine electrical control systems, or ECS, from Inox Wind Limited.

In August 2024, we announced the acquisition of NWL, a New Jersey-based provider of engineered power conversion solutions for demanding industrial and military applications. that supplies rectifiers and transformers to industrial customers. The acquisition of NWL directly aligns with our strategic priorities to achieve sustainable growth, to broaden our product offerings, and expand both our market reach and market share.

Forward-Looking Statements

This proxy statement contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements regarding our expectation that successful execution of our strategy will establish a more predictable, re-occurring business; and our strategy, goals, products and future plans and prospects. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “will,” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements represent management’s current expectations and are inherently uncertain. There are a number of important factors that could materially impact the value of our common stock or cause actual results to differ materially from those indicated by such forward-looking statements. Such risks and uncertainties include: we have not been historically profitable, which may recur in the future; our operating results may fluctuate significantly from quarter to quarter and may fall below expectations in any particular fiscal quarter; while we generated positive operating cash flow in fiscal 2024 and the prior year, we have a history of negative operating cash flows, and we may require additional financing in the future, which may not be available to us; our technology and products could infringe intellectual property rights of others, which may require costly litigation and, if we are not successful, could cause us to pay substantial damages and disrupt our business; changes in exchange rates could adversely affect our results of operations; if we fail to maintain proper and effective internal control over financial reporting, our ability to produce accurate and timely financial statements could be impaired and may lead investors and other users to lose confidence in our financial data; we may be required to issue performance bonds, which restricts our ability to access any cash used as collateral for the bonds; we may not realize all of the sales expected from our backlog of orders and contracts; if we fail to implement our business strategy successfully, our financial performance could be harmed; we rely upon third party suppliers for the components and subassemblies of many of our Grid and Wind products, making us vulnerable to supply shortages and price fluctuations, which could harm our business; our contracts with the U.S. and Canadian governments are subject to audit, modification or termination by the U.S. government and/or Canadian government and include certain other provisions in favor of such government; the continued funding of such contracts remains subject to annual congressional appropriation, which, if not approved, could reduce our revenue and lower or eliminate our profit; changes in U.S. government defense spending could negatively impact our financial position, results of operations, liquidity and overall business; our business and operations may be materially adversely impacted in the event of a failure or security breach of our or any critical third parties’ IT systems or confidential information; failure to comply with evolving data privacy and data protection laws and regulations or to otherwise protect personal data, may adversely impact our business and financial results; our success is dependent upon attracting and retaining qualified personnel and our inability to do so could significantly damage our business and prospects; a significant portion of our Wind segment revenues are derived from a single customer and if this customer’s business is negatively affected, it could adversely impact our business; our success in addressing the wind energy market is dependent on the manufacturers that license our designs; we may acquire additional complementary businesses or technologies, which may require us to incur substantial costs for which we may never realize the anticipated benefits; many of our revenue opportunities are dependent upon subcontractors and other business collaborators; problems with product quality or product performance may cause us to incur warranty expenses and may damage our market reputation and prevent us from achieving increased sales and market share; many of our customers outside of the United States may be either directly or indirectly related to governmental entities, and we could be adversely affected by violations of the United States Foreign Corrupt Practices Act and similar worldwide anti-bribery laws outside the United States; we or third parties on whom we depend may be adversely affected by natural disasters, including events resulting from climate change, and our business continuity and disaster recovery plans may not adequately protect us or our value chain from such events; pandemics, epidemics or other public health crises may adversely impact our business, financial condition and results of operations; adverse changes in domestic and global economic conditions could adversely affect our operating results; our international operations are subject to risks that we do not face in the United States, which could have an adverse effect on our operating results; our products face competition, which could limit our ability to acquire or retain customers; we have operations in, and depend on sales in, emerging markets, including India, and global conditions could negatively affect our operating results or limit our ability to expand our operations outside of these markets. changes in India’s political, social, regulatory and economic environment may affect our financial performance; industry consolidation could result in more powerful competitors and fewer customers; our success could depend upon the commercial adoption of the REG system, which is currently limited, and a widespread commercial market for our REG products may not develop; increasing focus and scrutiny on environmental sustainability and social initiatives could adversely impact our business and financial results; growth of the wind energy market depends largely on the availability and size of government subsidies, economic incentives and legislative programs designed to support the growth of wind energy: lower prices for other fuel sources may reduce the demand for wind energy development, which could have a material adverse effect on our ability to grow our wind business; we may be unable to adequately prevent disclosure of trade secrets and other proprietary information; our patents may not provide meaningful protection for our technology, which could result in us losing some or all of our market position; third parties have or may acquire patents that cover the materials, processes and technologies we use or may use in the future to manufacture our Amperium products, and our success depends on our ability to license such patents or other proprietary rights; our common stock has experienced, and may continue to experience, market price and volume fluctuations, which may prevent our stockholders from selling our common stock at a profit and could lead to costly litigation against us that could divert our management’s attention; unfavorable results of legal proceedings could have a material adverse effect on our business, operating results and financial condition; and the other important factors discussed under the caption “Risk Factors” in Part 1. Item 1A of our Form 10-K for the fiscal year ended March 31, 2025, and our other reports filed with the SEC, which, among others, could cause actual results to differ materially from those indicated by forward-looking statements made herein. Any such forward-looking statements represent management’s estimates as of the date of this proxy statement. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this proxy statement.

Overview of Our Executive Compensation Program

The Compensation Committee of our Board has designed our executive compensation program to attract and retain superior employees in key positions to enable our company to succeed in the highly competitive market for talent, while simultaneously maximizing stockholder value. We intend to continue to provide a competitive compensation package to our executives, tie a significant portion of pay to performance and utilize components that best align the interests of our executives with those of our stockholders.

The following is a summary of important aspects of our executive compensation program discussed later in this CD&A:

Key Elements of Our Compensation Program. Our compensation program is designed to achieve these objectives through a combination of the following types of compensation:

•	Base salary;

•	Performance-based annual cash bonuses;

•	Long-term equity incentives; and

•	Severance and change-in-control benefits.

Each element of our executive compensation program is discussed in greater detail below.

•

We Intend to Pay for Performance. A significant portion of our named executive officers’ total compensation, as shown below, ties compensation directly to the achievement of corporate objectives. We emphasize pay for performance in order to align executive compensation with our business strategy and the creation of long-term stockholder value.

•

Our Compensation Program Supports Our Corporate Objectives and Stockholder Interests. Our compensation program is designed to align executive officer compensation with the achievement of our short- and long-term business objectives and building long-term stockholder value by rewarding successful execution of our business plan and by tying a portion of total compensation opportunities to equity incentives.

Fiscal 2024 Compensation Programs and Decisions

In line with our executive compensation program’s emphasis on pay for performance, we believe the compensation awarded to our named executive officers for fiscal 2024 properly reflected the achievement of our operating goals, our financial results and overall compensation philosophy:

•

Adjustments to Base Salary. The Compensation Committee and the Board (in the case of our chief executive officer) approved (i) an increase in our chief executive officer’s base salary from $600,000 to $665,000, and (ii) an increase in our chief financial officer’s base salary from $380,000 to $420,000. Such changes to base salary were effective as of May 27, 2024. The base salary increases for each of Mr. McGahn and Mr. Kosiba were based on a review of their respective performance during fiscal 2023 relative to both of their and our company’s goals and competitive salary data provided by our Compensation Committee’s independent compensation consultant.

•

Performance-Based Annual Cash Bonuses. For fiscal 2024, our company continued to focus on operating cash flow, revenues and operating expenses as objectives in our annual cash bonus program. The Compensation Committee focused solely on the achievement of corporate goals for our annual bonus program for fiscal 2024 and continues to view these corporate objectives as key for our company’s short-term sustainability and long-term growth. In fiscal 2024, each named executive officer received a cash bonus payment equal to 165% of target bonus opportunity based on (i) exceeding maximum-level performance on the operating cash flow objective, (ii) achieving between target- and maximum-level performance on the revenue objective, and (iii) achieving between threshold- and target-level performance on the operating expenses objective. See the section entitled “Performance-Based Annual Cash Bonuses” below for a description of these metrics.

•

Long-Term Equity Incentive. The Compensation Committee and the Board (in the case of our chief executive officer) approved annual long-term equity awards to our named executive officers in fiscal 2024 based on such factors as: (i) performance and contribution during the prior fiscal year, (ii) competitive market practices, (iii) the overall compensation package for each executive officer, and (iv) the level of difficulty our company would face if we were to have to replace any executive officer if he or she were to voluntarily leave our company. The fiscal 2024 long-term equity awards granted to our named executive officers consisted of time-based awards that will vest over three years after grant and performance-based awards that will vest based upon our attainment of the specified number of fiscal quarters with non-GAAP net income over the three year period beginning July 1, 2024 and ending June 30, 2027. In fiscal 2024, at target-level performance and maximum-level performance, 50% and 66 2/3%, respectively, of our named executive officer’s long-term equity awards were performance-based awards. See the section entitled “Long-Term Equity Incentives” below for a description of these long-term equity awards.

We believe that management made substantial progress in fiscal 2024 on our company’s strategy to grow its Grid business unit in order to diversify its revenues and to establish what we expect to be a more predictable, re-occurring business. The Compensation Committee believes that the named executive officers’ fiscal 2024 compensation was appropriate given the performance and steps taken by management to position our company to implement and realize its strategy, as noted by the business accomplishments described above.

Compensation Program Philosophy and Objectives

The Compensation Committee of our Board oversees our executive compensation program, pursuant to authority established in the Compensation Committee Charter. The Compensation Committee reviews and approves all compensation decisions relating to our executive officers, except for the chief executive officer. The Compensation Committee reviews the compensation for our chief executive officer and makes a recommendation to our Board, and our Board then determines the compensation of our chief executive officer.

Our executive compensation program is designed to meet three principal objectives:

•	Attract and retain executive officers who contribute to our long-term success;

•	Align compensation with our short-and long-term business objectives; and

•	Incentivize the executive officers to provide superior performance that will build long-term stockholder value.

These objectives collectively seek to link executive compensation to our overall company performance, which helps to ensure that the interests of our executives are aligned with the interests of our stockholders.

The Compensation Committee’s decisions regarding executive compensation during fiscal 2024 were based on achieving the above objectives, with an emphasis on:

•	Increasing long-term stockholder value by decreasing operating cash burn;

•	Improving operational performance by increasing revenue and decreasing operating expenses;

•	Taking into account the nature and scope of the executive officer’s position and responsibilities, including considerations of pay equity among the executive officers and retention concerns; and

•	Paying reasonable and fair compensation.

In setting executive compensation for fiscal 2024, the Compensation Committee established salary levels and established an executive incentive cash bonus plan with performance metrics that reflected our annual operating plan and strategic priorities for fiscal 2024. For fiscal 2024, the Compensation Committee continued to use operating cash flow and financial objectives relating to revenues and operating expenses as the performance objectives under our executive incentive cash bonus plan to promote our short-term and long-term business success. In setting objectives for each of the foregoing metrics, the Compensation Committee considered multiple factors so that its decisions were informed and equitable and that our executive compensation program achieved its objectives.

Stockholder Say-On-Pay Votes

At our Annual Meeting of Stockholders held on August 2, 2024, we provided our stockholders with the opportunity to cast an advisory vote on executive compensation. Over 91% of the votes cast on the “say on pay” vote at our Annual Meeting of Stockholders held on August 2, 2024 were voted in favor of the proposal. We have considered the results of such vote and believe the support of our stockholders for the vote proposal indicates that our stockholders are generally supportive of our approach to executive compensation. Thus, we did not make material changes to our executive compensation arrangements in response to the vote. In the future, we will continue to consider the outcome of our “say on pay” votes when making compensation decisions regarding our named executive officers. At our Annual Meeting of Stockholders held on August 11, 2023, our stockholders also voted in favor of holding future advisory votes on executive compensation every year. Consistent with this preferred frequency expressed by our stockholders, we expect to hold the “say on pay” vote annually.

The Compensation Committee’s Process

The Compensation Committee has a process to help ensure that our executive compensation program meets its principal objectives. In making compensation decisions, the Compensation Committee considers a wide variety of information, including how each compensation decision ties to its total compensation philosophy, market data and recommendations provided by the Compensation Committee’s independent compensation consultant, information from our general counsel, who also manages our human resources function and the thoughts of our chief executive officer and other Board members.

The Compensation Committee has engaged Compensia, Inc., or Compensia, since April 2023 as its independent outside compensation consultant. During fiscal 2024, Compensia helped the Compensation Committee develop an executive compensation strategy, assess the competitiveness of our executive compensation and provided recommendations with respect to both the levels and structure of compensation for our executives.

In fiscal 2024, Compensia assessed the competitiveness of executive compensation through comparisons with peer groups and survey sources while additionally assessing our performance to ensure compensation levels were appropriately tied to performance. During fiscal 2024, Compensia advised the Compensation Committee on compensation matters for all officers and directors and met with the Compensation Committee in executive sessions without the presence of management, as requested by the Compensation Committee. Compensia did not perform services for our company that were unrelated to Compensation Committee matters during fiscal 2024.

The Compensation Committee regularly reviews the services provided by its compensation advisers and believes that Compensia is independent in providing executive compensation consulting services. The Committee conducted a specific review of its relationship with Compensia in fiscal 2024 and determined that its work for the Compensation Committee did not raise any conflicts of interest, consistent with the guidance provided under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and by the SEC and the Nasdaq Global Select Market. The Compensation Committee continues to monitor the independence of its compensation consultant and any conflicts of interest related to services thereby on a periodic basis.

Compensation Analysis. With the assistance of Compensia, in May 2024, the Compensation Committee reviewed the compensation levels of our executive officers against compensation levels at peer group companies that were selected based on the following criteria:

•	Companies within information technology and industrial industries with a focus on Electrical Components & Equipment companies;

•	Companies with a 30-day trailing market capitalization of approximately up to four times our market capitalization;

•	Companies with four quarters of trailing revenues of up to three times our revenues; and

•	Companies with a comparable headcount range.

For the analysis of our fiscal 2024 executive compensation packages, the Compensation Committee utilized the peer group approved by the Compensation Committee in April 2024, which consisted of the following eighteen companies:

Peer Group Companies

Allied Motion Technologies, Inc.	Ouster, Inc.

Ballard Power Systems, Inc.	PAR Technology Corp.

Blink Charging Co.	Powell Industries, Inc.

Bloom Energy	Preformed Line Products Company

Broadwind, Inc.	Redwire Corp.

Energy Recovery Inc.	Shoals Technologies Group

FuelCell Energy Inc.	Thermon Group Holdings, Inc.

Graham Corporation	Twin Disc, Inc.

Iteris, Inc.	Ultralife Corporation

This peer group reflects an adjustment from the peer group used for fiscal 2024 compensation decisions to remove Capstone Green Energy Corporation, Orion Energy Systems, Inc., Energy Vault Holdings, Inc., Park Aerospace Corp. and Vicor Corporation because they no longer fit within the selection criteria described above and to add Blink Charging Co., Bloom Energy, Redwire Corp., and Shoals Technologies Group. The Compensation Committee utilized the peer group to provide context for its compensation decision-making. The compensation paid by peer group companies to their respective executive officers does not factor into the Compensation Committee’s determination of the peer group. After the peer group companies were selected in April 2024, Compensia prepared and presented a report to the Compensation Committee summarizing the competitive data and comparisons of our executive officers to the comparable company market data utilizing publicly available data from the comparable companies and broad survey data (reflecting companies of similar size in the general and high-technology industries). We use the broad survey data in conjunction with peer group data in evaluating our executive compensation practices. The Compensation Committee does not rely upon data from any individual company participating in any of these surveys in making compensation decisions and uses the general survey data as only a reference point for evaluating our executive compensation practices, as opposed to benchmarking our executive compensation practices against the general survey data. Each of our elements of compensation is reviewed as part of this analysis and evaluation.

The above review provided the Compensation Committee with general affirmation that its compensation decisions are aligned with the marketplace and our compensation program was achieving the Compensation Committee’s objectives, as described above.

The Compensation Committee may, in its discretion, review and/or modify the selection criteria for our peer group and the peer group companies from year to year as it determines appropriate, depending on, among other factors, changes in the marketplace, acquisitions, divestitures and the business focus of us and/or our peer group companies.

Other Compensation Information. Our general counsel, who also manages our human resources function, regularly attended Compensation Committee meetings in fiscal 2024 to provide information regarding our executive compensation program. Among other things, he performed internal analyses of marketplace practices for executive pay, made recommendations to our chief executive officer on compensation matters for all officers (other than our chief executive officer) and compiled other relevant data at the request of the Compensation Committee.

Our chief executive officer is actively involved in the executive compensation process. Our chief executive officer reviews the performance of each of the executive officers (other than his own) and makes recommendations to the Compensation Committee regarding the salary and long-term incentive awards for executive officers other than himself, as well as the executive compensation program’s impact on attracting, retaining and motivating the level of executive talent necessary to achieve and exceed our company goals. The Compensation Committee is not bound by such recommendations, but generally takes them into consideration before making final determinations about the compensation of executive officers other than our chief executive officer.

The Compensation Committee reviews the compensation for our chief executive officer and makes a recommendation to the full Board. The full Board determines the compensation of our chief executive officer.

The Compensation Committee also considers information relevant to each executive’s specific situation including the executive’s marketability and the availability or scarcity of other qualified candidates, inside and outside our company, who could replace the executive should he or she leave our company.

In determining equity compensation, the Compensation Committee considers levels of past performance, performance potential, retention risk and the value of the equity compensation needed to keep the total compensation opportunity level competitive and consistent with our compensation philosophy.

Risk Considerations in our Compensation Program

Our Compensation Committee does not believe that any risks arising from our compensation policies and practices are reasonably likely to have a material adverse effect on our company. Our Compensation Committee believes that any risks arising from our compensation policies and practices are mitigated by:

•

The multiple elements and mix of our compensation packages, including base salary, annual bonus programs and, for many of our employees, equity awards vesting over multiple years, that are intended to motivate employees to take a long-term view of our business;

•

The structure of our annual cash bonus program, which (i) is based on a number of different performance measures (including operating cash flow, revenues and operating expenses) to avoid employees placing undue emphasis on any particular performance metric at the expense of other aspects of our business, (ii) is based on performance targets that we believe are somewhat aggressive yet reasonable and should not require undue risk-taking to achieve, and (iii) includes caps on the maximum payouts eligible under the program; and

•	Management process, controls and decision authorities established for different types and levels of decisions.

Compensation Mix

The Compensation Committee relies upon its judgment and not upon rigid guidelines or formulas in determining the amount and mix of compensation elements for each executive officer. We seek to achieve our executive compensation objectives through the use of four compensation components, which are summarized in the table below. The percentages of total compensation shown in the table below are based on “total” compensation set forth in the Fiscal 2024 Summary Compensation Table.

Compensation Component	Principal Contributions to Compensation Objectives	Comments

Base salary	• Attracts and retains talented executives with annual salary that reflects the executive’s performance, skill set and opportunities in the marketplace.	• Only component of compensation that is guaranteed. • Comprised 11% to 14% of total compensation for our named executive officers in fiscal 2024.

Performance-based annual cash bonuses

•  Focuses executives on annual financial and operating results.

•  Aligns compensation with our short-term business objectives and builds longer-term stockholder value by rewarding successful execution of our business plan.

•  Enables total cash compensation to remain competitive within the marketplace for executive talent.

•  Payout target for named executive officers ranges from 70% to 100% of base salary and depends upon performance against company goals relating to operating cash flow, revenues and operating expenses.

•  0% to 200% of target payout can be achieved.

• Total cash compensation (base salary plus performance-based annual cash bonus) comprised 29% to 31% of total compensation for our named executive officers in fiscal 2024.

Compensation Component	Principal Contributions to Compensation Objectives	Comments
• Performance-based annual cash bonus brings “at risk” fiscal 2024 cash compensation to a range of 17% to 18% of total compensation for our named executive officers.

Long-term equity incentives

•  Retains critical talent needed to successfully navigate our company through a challenging business environment.

•  Aligns compensation with our long-term business objectives and builds long-term stockholder value by rewarding successful execution of our business plan.

•  Time-based and performance-based restricted stock awards were granted in fiscal 2024.

•  At target-level performance and maximum-level performance, 50% and 66 2/3%, respectively, of our chief executive officer’s long-term equity incentives were performance-based restricted stock awards in fiscal 2024.

•  Long-term equity incentives comprised 69% to 71% of total compensation for our named executive officers in fiscal 2024.

•  Long-term equity incentives combined with performance-based annual cash bonus brings “at risk” fiscal 2024 total compensation to a range of 85% to 89% of total compensation for the named executive officers.

Severance and change-in-control benefits

•  Helps to attract and retain talented executives with benefits that are comparable to those offered by companies with whom we compete for talent.

•  Incentivizes management to maximize stockholder value.

•  Each severance agreement provides for certain severance benefits, primarily salary, health benefits and, in certain cases, prorated cash bonus, in the event that the executive’s employment is terminated under certain circumstances. The severance periods range from 18 months to 24 months.

•  The restricted stock awards granted to our executive officers provide for full acceleration of vesting upon a change in control of our company.

While the Compensation Committee independently evaluates each of the compensation components discussed in the above table, it places greater emphasis on the sum of base salary, performance-based annual cash bonuses and long-term equity incentives rather than any one component because of their combined greater potential to influence our named executive officers’ performance. The Compensation Committee believes, and our pay mix is designed to reflect, that a substantial portion of the compensation for our named executive officers should be “at risk” and aligned with our stockholders’ interests.

Base Salary

Base salaries are set once per year as part of the compensation review process. In May 2024, the Compensation Committee reviewed the base salary levels for Messrs. McGahn and Kosiba. The Compensation Committee and the Board (in the case of our chief executive officer) approved, (i) an increase to Mr. McGahn’s base salary from $600,000 to $665,000, and (ii) an increase to Mr. Kosiba’s base salary from $380,000 to $420,000. Such changes to base salary were effective as of May 27, 2024. The base salary increases for each of Mr. McGahn and Mr. Kosiba were based on a review of their respective performance during fiscal 2023 relative to both of their and our company’s goals and competitive salary data provided by our Compensation Committee’s independent compensation consultant, Compensia.

The Compensation Committee considered the base salary levels for these executives to be appropriate in light of each executive’s level of job responsibility and individual performance, overall company performance and the competitiveness of these executives’ salaries with salaries paid to executive officers in similar positions, industries and geographic locations.

Performance-Based Annual Cash Bonuses

The Compensation Committee believes cash bonuses are an important factor in rewarding and motivating our executive officers. The Compensation Committee establishes a cash incentive plan for our executive officers on an annual basis, typically early in the fiscal year.

On May 23, 2024, the Compensation Committee and the Board (in the case of our chief executive officer) approved an executive incentive plan for fiscal 2024 covering all of our executive officers. Under our executive incentive plan for fiscal 2024, the Compensation Committee continued to use operating cash flow and other financial objectives relating to revenues and operating expenses as the performance metrics for the payment of cash bonus awards for fiscal 2024. For each executive officer, the Compensation Committee assigned the following weighting to each such metric:

•	Our company’s operating cash flow for fiscal 2024 as compared to the established target — 50%;

•	Our company’s revenues for fiscal 2024 as compared to the established target – 25%; and

•	Our company’s operating expenses for fiscal 2024 as compared to the established target – 25%.

Under the terms of the fiscal 2024 executive incentive plan, the Compensation Committee and the Board (in the case of our chief executive officer) designated for each named executive officer a target cash bonus amount at 70% of base salary for Mr. Kosiba and 100% of base salary for Mr. McGahn. The amount of the target cash bonus award paid to each named executive officer could have been less than or greater than the executive’s target cash bonus incentive, with the amount capped at 200% of the target cash bonus amount. If less than the threshold performance level was achieved for a particular quantitative objective, no payment was received with respect to that objective in the bonus plan.

The following table sets forth each named executive officer’s annual cash bonus award opportunities for fiscal 2024 at minimum, threshold, target and maximum:

	Annual Cash Bonus Award Opportunity				Annual Cash Bonus Award Opportunity ($)
Name	Minimum	Threshold (% of Target)	Target (% of Base Salary)	Maximum (% of Target)	Minimum	Threshold	Target	Maximum

Daniel P. McGahn	0%	30%	100%	200%	$0	$199,500	$665,000	$1,330,000

John W. Kosiba	0%	30%	70%	200%	$0	$88,200	$294,000	$588,000

The Compensation Committee is responsible for determining the cash payout under the plan to each executive officer other than the chief executive officer. Our Board determines the cash payout under the plan for the chief executive officer, taking into account the recommendation of the Compensation Committee.

The following summarizes the cash bonus opportunity for the named executive officers under each performance metric under the fiscal 2024 executive incentive plan.

Milestones and achievement for the operating cash flow (50%) bonus measure: All of the named executive officers were subject to the same operating cash flow threshold that had to be met before payout could be earned. The fiscal 2024 milestones and achievement levels for our company’s operating cash flow measure are shown below. An executive’s payout on this measure was determined through a numerical calculation based on our company’s operating cash flow so the Compensation Committee (or, in the case of our chief executive officer, our Board) did not apply discretion.

	Fiscal 2024 Milestones and Achievement for Operating Cash Flow Metric
		Threshold (30%)	Target (100%)	Maximum (200%)

Operating Cash Flow	Operating Cash Flow Milestones:	$(4.0M )	$0	$10

	Operating Cash Flow Result:		$28.3M

Bonus Opportunity	Achievement (% of Target):	> 125%

	% of Target Bonus Opportunity for Metric:	200%

Our company’s operating cash flow for fiscal 2024 exceeded maximum-level performance, resulting in a bonus payout that was 200% of the target bonus opportunity for this measure. The Compensation Committee (or, in the case of our chief executive officer, our Board) awarded bonuses under the operating cash flow measure to each named executive officer as follows:

Name	Target Bonus for Metric	Total Payout for Metric	% of Target Bonus Opportunity for Metric

Daniel P. McGahn	$332,500	$665,000	200%

John W. Kosiba	$147,000	$294,000	200%

Other financial objectives (50%): For fiscal 2024, the Compensation Committee (or, in the case of our chief executive officer, our Board) continued to place a greater emphasis on the achievement of the same corporate goals as opposed to individual goals for each executive officer under this measure, viewing these corporate goals as key for our company’s short-term sustainability and long-term growth. The Compensation Committee (or, in the case of our chief executive officer, our Board) awarded bonuses under this measure to each named executive officer as follows:

Financial Objective (1)	Threshold	Target	Maximum	Achievement (% of Target)	Daniel P. McGahn Payout for Metric	John W. Kosiba Payout for Metric	% of Target Bonus Opportunity for Metric

AMSC Revenues (25%)	$120.0M	$150.0M	$187.5M	116%	$272,650	$120,540	164%

Operating Expenses (25%)	$47.0M	$39.2M	$29.4M	98%	$156,275	$69,090	94%

Total Payout					$428,925	$189,630	129%

(1)

Operating expenses under the bonus plan is defined as operating expenses less (i) stock compensation expense, (ii) depreciation and amortization, (iii) contingent consideration, and (iv) restructuring and impairment expenses.

Overall payout results: In May 2025, the Compensation Committee (or, in the case of our chief executive officer, our Board) approved the following payouts under the fiscal 2024 executive incentive plan:

Name	Fiscal 2024 Target Cash Bonus	Fiscal 2024 Total Cash Payout	% of Target Bonus Opportunity

Daniel P. McGahn	$665,000	$1,093,925	165%

John W. Kosiba	$294,000	$483,630	165%

Long-Term Equity Incentives

The Compensation Committee uses stock-based awards to retain executive officers and align their interests with those of our stockholders. For the last several years, the Compensation Committee awarded both time-based and performance-based restricted stock awards. A time-based restricted stock award typically will vest in equal annual installments over a three-year period. A performance-based restricted stock award typically will vest upon the achievement of specific objectives relating to our performance within a specified period. The Compensation Committee believes shares of restricted stock provide a more motivating form of incentive compensation than stock options, minimize stock compensation expenses and reduce the potential dilution of our shares.

We generally grant shares of restricted stock to executive officers and other employees (i) upon their initial hire, (ii) in connection with a promotion, and (iii) annually based on merit. To determine the amount of stock-based awards granted to executive officers, our Compensation Committee (or, in the case of our chief executive officer, our Board) considers the performance of the individual and our company, historic stock-based awards and the awards made to those in similar positions at comparable companies.

Our Board and Compensation Committee typically meet in or around May to review company performance for the prior fiscal year. At such time, the Compensation Committee (or, in the case of our chief executive officer, our Board) also reviews the performance of the executive officers over the prior fiscal year and grants equity awards, if any, to the executive officers. In fiscal 2024, the Compensation Committee and Board met in September and awarded time-based and performance-based restricted stock awards to Messrs. McGahn and Kosiba under our 2022 Stock Incentive Plan.

In fiscal 2024, when considering equity grants to our executive officers, the Compensation Committee (or, in the case of our chief executive officer, our Board) considered:

•	Each executive officer’s performance and contribution during the prior fiscal year;

•	Recommendations made by our management (except as to our chief executive officer);

•	Competitive practices;

•	The overall compensation package for each executive officer;

•	The overall retention concerns and level of difficulty our company would face if we were to have to replace any executive officer if he or she were to voluntarily leave our company; and

•	The availability of shares to grant to our employees and executive officers given our limited share pool.

Based on such considerations, the Compensation Committee recommended, and the Board awarded shares of time-based restricted stock and performance-based restricted stock to each executive officer. Messrs. McGahn and Kosiba received time-based restricted stock awards of 60,000 and 30,000 shares, respectively, each of which vests over three years in equal annual installments on each of June 5, 2025, June 5, 2026 and June 5, 2027, subject to the executive officer’s continued employment.

Messrs. McGahn and Kosiba also received performance-based restricted stock awards of 120,000 and 60,000 shares, respectively. The performance measure on which vesting of these performance-based shares is contingent relates to our company’s attainment of the specified numbers of fiscal quarters with non-GAAP net income over the three year period beginning July 1, 2024 and ending June 30, 2027, or the Performance Period. Vesting of these performance-based shares is also subject to the executive officer’s continued employment through the Board’s determination of performance following the end of the Performance Period. The Compensation Committee recommended and the Board approved the application of this performance measure for the fiscal 2024-2027 performance cycle because they believe that such measure is aligned with maximizing long-term stockholder value.

For these performance-based restricted stock awards, we defined non-GAAP net income as our company’s net income (loss) before stock-based compensation, amortization of acquisition-related intangibles, change in fair value of contingent consideration, and other non-cash or unusual charges, and subject to other adjustments as deemed necessary or advisable by our Board in good faith to achieve the purposes of the award.

These performance-based restricted stock awards will vest based upon our attainment of the performance goal for the Performance Period. If the performance goal is met at maximum performance levels, then each executive officer will earn 100% of the performance-based shares awarded. The amount of performance shares that will vest based on threshold, target or maximum performance, as applicable, are set forth in the table below. When the number of fiscal quarters with non-GAAP net income performance measure lands between two goals (for example, between “target” and “maximum”), then the number of performance-based shares that will vest will be calculated on a linear basis (rounded to the nearest whole share).

	Below Threshold	Threshold	Target	Maximum

Number of McGahn Performance Shares Eligible to Vest	0	30,000	60,000	120,000

Number of Kosiba Performance Shares Eligible to Vest	0	15,000	30,000	60,000

Board Certification in Fiscal 2024 of Achievement of Performance-Based Restricted Stock Awards

On October 19, 2022, the Compensation Committee and on October 31, 2022, the Board (in the case of our chief executive officer) approved performance-based restricted stock awards of 150,000 and 50,000 shares for Mr. McGahn and Mr. Kosiba, respectively. The performance measure on which vesting of these performance-based shares were contingent related to cumulative organic revenues over the three fiscal year period beginning April 1, 2022 and ending March 31, 2025, or the Fiscal 2022-2024 Performance Period. Vesting of these awards was also subject to the executive officer’s continued employment through the Board’s determination of performance following the end of the 2022-2024 Performance Period.

For these performance-based restricted stock awards, we defined cumulative organic revenues as our company’s gross revenues during the Fiscal 2022-2024 Performance Period, excluding the effects of acquired revenues after the date thereof, product discontinuances and divestitures, and subject to other adjustments as deemed necessary or advisable by our Board in good faith to achieve the purposes of the award.

The performance measure and goals pertaining to these performance-based restricted stock awards and the number of shares eligible to vest based on such performance measures and goals were as follows:

			Threshold	Target	Maximum

Cumulative Organic Revenues for Fiscal 2022-2024	< $	325,000,000	$325,000,000	$350,000,000	$375,000,000

Number of McGahn Performance Shares Eligible to Vest		0	100,000	150,000

Number of Kosiba Performance Shares Eligible to Vest		0	16,667	33,333	50,000

On May 23, 2025, our Board certified that actual cumulative organic revenues of $423,976,467 for the 2022-2024 Performance Period exceeded the maximum-level cumulative organic revenues amount of $375,000,000, and as a result, (A) all 150,000 of Mr. McGahn’s performance-based shares, and (B) all 50,000 of Mr. Kosiba’s performance-based shares vested.

Benefits

We offer a comprehensive benefits package to all full-time employees, including health and dental insurance, life and disability insurance and a 401(k) plan. Executive officers are eligible to participate in all of our employee benefit plans on the same terms as our other full-time employees generally. The 401(k) plan includes a matching component. Prior to January 1, 2025, we matched $0.50 on each dollar of an employee’s contribution up to a maximum of 6 percent of his or her wages in the form of our stock. Commencing January 1, 2025, we will match dollar for dollar of an employee’s contribution up to a maximum of 5 percent of his or her wages in the form of our stock. The employee contributions are subject to the maximum limitations as set forth in the Internal Revenue Code of 1986, as amended, or the Code.

Severance and Change-in-Control Benefits

We have entered into agreements with each of our executive officers that provide them with severance benefits in the event of the termination of their employment under specified circumstances, including termination following a change in control of our company. In addition, the restricted stock awards we grant to our executive officers provide for full acceleration of vesting upon a change in control of our company. These agreements, along with estimates of the value of the benefits payable under them, are described below under the caption “Employment Agreements and Severance Agreements with Executive Officers.” We believe providing these benefits helps us compete for and retain executive talent and that our severance and change-in-control benefits are generally in line with those provided to executives by comparable companies.

Tax Considerations

The Internal Revenue Service, pursuant to Section 162(m) of the Code, generally disallows a tax deduction for all compensation in excess of $1,000,000 paid to certain current or former executive officers at our company. The Compensation Committee believes that stockholder interests are best served by not restricting the committee’s flexibility in structuring compensation plans and reserves the right to pay compensation that will not be deductible as a result of Section 162(m) of the Code.

Prohibitions on Hedging, Pledging and Short Sales

Our Board has adopted an Insider Trading Policy, which applies to all of our directors, officers, including our named executive officers, and employees, certain of their family members and any entities they control. The policy prohibits the purchase of financial instruments such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our company’s equity securities. In addition, the policy prohibits (x) the pledging of our company’s securities as collateral for a loan except in limited circumstances where a person wishes to pledge our company’s securities as collateral for a loan and clearly demonstrates the financial capacity to repay the loan without resort to such pledged company securities, and (y) short sales of our company’s equity securities.

Fiscal 2024 Summary Compensation Table

The following table contains information with respect to the compensation for fiscal 2024 of our principal executive officer and our principal financial officer.

Name and Principal Position	Fiscal Year (1)	Salary	Stock Awards (2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation (4)	Total

Daniel P. McGahn	2024	$652,500	$4,248,000	$1,093,925	$20,628	$6,015,053
President and Chief Executive Officer	2023	579,808	1,697,500	1,008,000	11,901	$3,297,209
	2022	525,000	1,130,000	275,625	11,151	1,941,776

John W. Kosiba	2024	412,308	1,985,400	483,630	15,412	2,896,750
Senior Vice President, Chief Financial Officer and Treasurer	2023	375,961	712,950	446,880	11,901	1,547,692
	2022	365,000	510,000	105,394	11,151	991,545

(1)	Refers to the fiscal years ended March 31, 2025 (fiscal 2024), March 31, 2024 (fiscal 2023) and March 31, 2023 (fiscal 2022).

(2)

The amounts shown reflect the grant date fair value of awards granted during the applicable fiscal year computed in accordance with FASB ASC Topic 718. A discussion of the assumptions used in calculating the amounts in this column may be found in Note 17 to our audited consolidated financial statements for fiscal 2024 included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2025, filed with the SEC on May 21, 2025.

(3)

The included amounts in this column reflect cash bonuses paid under our executive incentive plans for fiscal 2024, fiscal 2023 and fiscal 2022. See “Compensation Discussion and Analysis — Compensation Mix — Performance-Based Annual Cash Bonuses” above for a description of the plan for fiscal 2024.

(4)	All Other Compensation is comprised of the following amounts:

Name	Fiscal Year	Life Insurance Premiums (1)	Defined Contributions for 401(k) Stock Match
Daniel P. McGahn	2024	$1,970	$18,658
	2023	2,001	9,950
	2022	2,001	9,150
John W. Kosiba	2024	$1,970	$13,442
	2023	2,001	9,900
	2022	2,001	9,150

(1)	The life insurance premium amounts in the table above reflect premiums paid by us for life insurance for which the named executive officer is the named beneficiary.

Grants of Plan-Based Awards Table for Fiscal 2024

The following table contains information concerning potential future payouts under our fiscal 2024 executive incentive plan to the named executive officers. As discussed in “Compensation Discussion and Analysis — Compensation Mix — Long Term Equity Incentives” above, we granted awards of restricted stock to our named executive officers in fiscal 2024.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards						All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards (10)
Name	Grant Date	Threshold $ (2)	Target $ (3)	Maximum $ (4)	Threshold # (5)		Target # (6)		Maximum # (7)

Daniel P. McGahn	5/23/2024	199,500	665,000	1,330,000
	9/30/2024										60,000(9)	$1,416,000
	9/30/2024				30,000	(8)	60,000	(8)	120,000	(8)		$2,832,000

John W. Kosiba	5/23/2024	88,200	294,000	588,000

	9/26/2024										30,000(9)	$661,800

	9/26/2024				15,000	(8)	30,000	(8)	60,000	(8)		$1,323,600

(1)

Reflects the threshold, target and maximum cash bonus amounts under our executive incentive plan for fiscal 2024. See “Compensation Discussion and Analysis — Compensation Mix — Performance-Based Annual Cash Bonuses” above for a description of this plan. The amounts actually paid to the named executive officers under this plan are shown above in the Non-Equity Incentive Plan Compensation column of the Fiscal 2024 Summary Compensation Table.

(2)	Reflects the total minimum amount that would have been earned if the minimum performance levels for all of the annual metrics had been achieved.

(3)	Reflects the total amount that would have been earned if the targeted annual metrics had been achieved.

(4)	Reflects the total maximum amount that would have been earned if the maximum performance levels for all of the annual metrics had been achieved.

(5)	Reflects the total minimum amount of shares that will vest if the minimum performance levels are achieved.

(6)	Reflects the total amount of shares that will vest if the targeted performance metrics are achieved.

(7)	Reflects the total maximum amount of shares that will vest if the maximum performance levels are achieved.

(8)

Performance-based stock award which vests upon the attainment of the specified number of fiscal quarters with Non-GAAP Net Income over the three year period beginning July 1, 2024 and ending June 30, 2027, subject to the executive officer’s continued employment throughout the performance period and until the Board determines whether the performance goals have been attained.

(9)

Restricted stock award vests in equal annual installments over a 3-year period, and will be fully vested on June 5, 2027, subject to the executive officer’s continued employment through each applicable vesting date.

(10)

Grant date value represents the FASB ASC Topic 718 value of the restricted stock award as of the grant date. A discussion of the assumptions used in calculating the amounts in this column may be found in Note 17 to our audited consolidated financial statements for fiscal 2024 included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2025, filed with the SEC on May 21, 2025.

Outstanding Equity Awards at Fiscal Year-End Table for Fiscal 2024

The following table contains information regarding unexercised stock options and unvested restricted stock awards held by our named executive officers as of March 31, 2025.

	Stock Awards
Name	Number of Shares of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested ($) (7)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested ($) (7)

Daniel P. McGahn	33,334	(1)	604,679	—		—

				150,000	(2)	2,721,000

	66,667	(3)	1,209,339	—		—

	—		—	150,000	(4)	2,721,000

	60,000	(5)	1,088,400	—		—

	—		—	120,000	(6)	2,176,800

John W. Kosiba	25,000	(1)	453,500	—		—

	—		—	50,000	(2)	907,000

	28,000	(3)	507,920	—		—

	—		—	63,000	(4)	1,142,820

	30,000	(5)	544,200	—		—

	—		—	60,000	(6)	1,088,400

(1)	These awards were granted on October 31, 2022 for Mr. McGahn and October 19, 2022 for Mr. Kosiba, and fully vested on May 19, 2025.

(2)

These awards were granted on October 31, 2022 for Mr. McGahn and October 19, 2022 for Mr. Kosiba, vest upon the attainment of specified cumulative organic total revenues, over the three fiscal year period beginning April 1, 2022 and ending March 31, 2025, subject to the named executive officer’s continued employment through the Board’s determination of performance following the end of the performance period. The number of shares herein reflects the total number of shares subject to these awards assuming “maximum” performance. On May 23, 2025, the Board certified that maximum-level performance was achieved with respect to the cumulative organic revenues performance objective. The number of shares shown reflects the shares that vested based on achievement of such performance.

(3)	This award was granted on June 15, 2023, and will vest in equal annual installments on each of June 10, 2025 and June 10, 2026.

(4)

These awards were granted on June 15, 2023, vest upon the attainment of specified cumulative organic revenues, over the three fiscal year period beginning April 1, 2023 and ending March 31, 2026, subject to the named executive officer’s continued employment through the Board’s determination of performance following the end of the performance period. The number of shares herein reflects the total number of shares subject to these awards assuming “maximum” performance.

(5)

These awards were granted on September 30, 2024 for Mr. McGahn and September 26, 2024 for Mr. Kosiba, and will vest in equal annual installments on each of June 5, 2025, June 5, 2026, and June 5, 2027.

(6)

These awards were granted on September 30, 2024 for Mr. McGahn and September 26, 2024 for Mr. Kosiba, vest upon the attainment of specified number of fiscal quarters with Non-GAAP Net Income, over the three fiscal year period beginning July 1, 2024 and ending June 30, 2027, subject to the named executive officer’s continued employment through the Board’s determination of performance following the end of the performance period. The number of shares herein reflects the total number of shares subject to these awards assuming “maximum” performance.

(7)	Based on $18.14 per share, the closing sale price of our common stock on March 31, 2025.

Option Exercises and Stock Vested Table for Fiscal 2024

The following table contains information concerning the exercise of stock options and vesting of restricted stock awards for each named executive officer during fiscal 2024.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting (1)

Daniel P. McGahn	—	$—	121,666	$2,339,205

John W. Kosiba	—	$—	61,000	$1,113,850

(1)	Value realized upon vesting is based on the closing sales price of our common stock on the Nasdaq Global Select Market on the vesting date.

Employment Agreements and Severance Agreements with Executive Officers

We are party to severance agreements with each of our named executive officers. Each severance agreement provides for certain severance benefits from the company to the executive in the event that such executive’s employment is terminated:

•	By us without “cause” (other than due to death or “disability”) in the absence of a “change in control” of the company (as such terms are defined in the severance agreement); or

•

By us without cause (other than due to death or disability) or by the executive for “good reason” (as defined in the severance agreement) within 12 months following a change in control of the company; or

•	By us without cause (other than due to death or disability) more than 12 months following a change in control of the company (each such termination referenced herein as a “qualifying termination”).

These benefits consist primarily of the continuation of the executive’s salary and employee benefits for a specified period of time following employment termination. These periods are as follows: Mr. McGahn — 24 months; and Mr. Kosiba — 18 months. In addition, upon termination by us without cause (other than due to death or disability) or by the executive for good reason within 12 months following a change in control of our company, the terminated executive is also entitled to a lump sum payment equal to a prorated portion of his or her target bonus for the year of termination.

The restricted stock awards we grant to our executive officers provide for full acceleration of vesting upon a change in control of our company.

The following table describes the potential payments and benefits that would be received by the named executive officers pursuant to these severance agreements, assuming that a qualifying termination of employment occurred on March 31, 2025. Actual amounts payable to each executive listed below upon his employment termination can only be determined definitively at the time of an executive’s actual termination.

Name	Salary Continuation Payments	Employee Benefits (1)	Prorated Bonus (2)

Daniel P. McGahn	$1,330,000	$55,833	$665,000

John W. Kosiba	$630,000	$41,875	$294,000

(1)	Calculated based on the estimated cost to us of providing these benefits at March 31, 2025.

(2)

Calculated based on prorated amount as of March 31, 2025, which represents 100% of the executive’s target bonus for fiscal 2024. Prorated bonus is only paid upon a qualifying termination of employment within 12 months of a change in control of the company.

The following table describes the value to the named executive officers pursuant to the acceleration-of-vesting provisions in his restricted stock awards, assuming that a change in control of our company occurred on March 31, 2025. The actual value of such acceleration to each executive listed below can only be determined definitively at the time of an executive’s actual termination. None of our named executive officers held any options as of March 31, 2025.

Name	Value of Restricted Stock Acceleration (1)

Daniel P. McGahn	$10,521,218

John W. Kosiba	$4,643,840

(1)	Represents the number of shares of restricted stock that would accelerate, multiplied by $18.14 (the closing sale price of AMSC common stock March 31, 2025).

Pay Ratio Disclosure

Pursuant to Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K, we are required to disclose the ratio of the annual total compensation of our principal executive officer to the annual total compensation of our median employee. During fiscal 2024, the principal executive officer of AMSC was our chairman of the Board, president and chief executive officer, Mr. Daniel P. McGahn. For fiscal 2024, the annual total compensation of Mr. McGahn, for purposes of this pay ratio disclosure, was $6,015,053, and for our median employee was $93,320 resulting in a pay ratio of approximately 64:1.

For fiscal 2024 we identified the median employee as of February 28, 2025 by (i) aggregating for each applicable employee (A) annual base salary for salaried employees (or hourly rate multiplied by actual hours worked, for hourly employees), in each case, annualized with respect to newly hired permanent employees, and (B) target cash compensation, and (ii) ranking this compensation measure for our employees from lowest to highest. This calculation was performed for all employees of AMSC, excluding Mr. McGahn and 218 employees from our August 2024 acquisition of NWL, Inc. After identifying the median employee, we calculated the annual total compensation for fiscal 2024 for such employee using the same methodology we used for our named executive officers as set forth in the “Fiscal 2024 Summary Compensation Table” earlier in this section. Neither the Compensation Committee nor our management used our CEO Pay Ratio measure in making compensation decisions.

We consider the pay ratio reported above to be a reasonable estimate, calculated in a manner intended to be consistent with Item 402(u) of Regulation S-K based on our internal records and the methodology described above. Item 402(u) of Regulation S-K allows companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

Pay Versus Performance Disclosure
Pursuant to Section 953(a) of the Dodd-Frank Act and Item 402(v) of Regulation
S-K,
we are providing the following information about the relationship between executive compensation actually paid, or CAP, to our principal executive officer, or PEO, and non-PEO
named executive officers, or the
Non-PEO
NEOs, and certain aspects of the financial performance of our company. Our Compensation Committee and our Board (in the case of our chief executive officer) do not utilize CAP as the basis for making compensation decisions. For further information concerning our compensation philosophy and how we align executive compensation with our performance, please see our “Compensation Discussion and Analysis” section elsewhere in this proxy.
Pay Versus Performance Table
The following table sets forth information concerning the compensation of our NEOs for each of the fiscal years ended March 31, 2021, 2022, 2023, 2024 and 2025, and our financial performance for each such fiscal year:

					Value of Initial Fixed $100 Investment Based on:
Fiscal Year (a)(1)	Summary Compensation Table Total for PEO (b)(2)	Compensation Actually Paid to PEO (c)(3)	Average Summary Compensation Table Total for Non-PEO NEOs (d)(2)	Average Compensation Actually Paid to Non-PEO NEOs (e)(4)	Total Stockholder Return (f)(5)	Peer Group Total Stockholder Return (g)(6)	Net Income ($M) (h)(7)	Revenues ($M) (i)(8)

2024	$6,015,053	$7,583,808	$2,896,750	$3,603,891	$331.02	$256.20	$6,033	$222,818

2023	$3,297,209	$7,724,540	$1,547,692	$3,489,796	$235.40	$223.64	($11,111)	$145,639

2022	$1,941,776	$1,058,766	$991,545	$684,643	$75.00	$183.07	($35,041)	$105,984

2021	$1,926,058	($1,917,216)	$900,796	($715,679)	$162.41	$187.81	($19,193)	$108,435

2020	$2,945,308	$8,014,215	$1,361,233	$3,922,615	$351.82	$175.83	($22,678)	$87,125

(1)
Daniel P. McGahn
served as our PEO for the entirety of fiscal 2024, fiscal 2023, fiscal 2022, fiscal 2021 and fiscal 2020. John W. Kosiba, Jr., served as our only non-PEO
NEO for the entirety of fiscal 2024, fiscal 2023, fiscal 2022, fiscal 2021 and fiscal 2020.

(2)
Amounts reported in these columns represent (i) the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year in the case of our PEO, Mr. McGahn, and (ii) the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year for our non-PEO
NEO, Mr. Kosiba.

(3)
This figure represents compensation actually paid for our CEO, Mr. McGahn. Compensation actually paid is determined under SEC rules and represents an amount derived from the starting point of the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, as adjusted under the methodology prescribed under the relevant rules as shown in the adjustment table below. The amounts shown do not reflect the value of vested compensation actually received by Mr. McGahn during the applicable fiscal year.

	Fiscal 2020	Fiscal 2021	Fiscal 2022	Fiscal 2023	Fiscal 2024

Summary Compensation Table Total	$2,945,308	$1,926,058	$1,941,776	$3,297,209	$6,015,053

Subtract Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	($1,627,500)	($1,107,000)	($1,130,000)	($1,697,500)	($4,248,000)

Add Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$4,740,000	$570,750	$1,227,500	$3,377,500	$3,265,200

Adjust for Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$1,915,279	($3,650,920)	($283,500)	$2,333,756	$1,852,005

Adjust for Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$0	$452,538	$0	$0	$0

Adjust for Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$41,128	($108,641)	($697,010)	$413,575	$699,550

Compensation Actually Paid	$8,014,215	($1,917,216)	$1,058,766	$7,724,540	$7,583,808

(4)
This figure is the compensation actually paid for our
non-PEO
NEO, Mr. Kosiba. Compensation actually paid is determined under SEC rules and represents an amount derived from the starting point of the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, as adjusted under the methodology prescribed under the SEC’s rules as shown in the table below. The amounts shown do not reflect the value of vested compensation actually received by Mr. Kosiba during the applicable fiscal year.

	Fiscal 2020	Fiscal 2021	Fiscal 2022	Fiscal 2023	Fiscal 2024

Summary Compensation Table Total	$1,361,233	$900,796	$991,545	$1,547,692	$2,896,750

Subtract Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	($759,502)	($442,800)	($510,000)	($712,950)	($1,985,400)

Add Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$2,212,006	$228,300	$613,750	$1,418,550	$1,632,600

Adjust for Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$920,010	($1,492,514)	($142,198)	$1,048,168	$768,580

Adjust for Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$0	$151,557	$0	$0	$0

Adjust for Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$188,867	($61,018)	($268,454)	$188,336	$291,361

Compensation Actually Paid	$3,922,615	($715,679)	$684,643	$3,489,796	$3,603,891

(5)
Total Stockholder Return (TSR) is cumulative for the measurement periods beginning on March 31, 2020 and ending on March 31 of each of 2025, 2024, 2023, 2022 and 2021, respectively, calculated in accordance with Item 201(e) of Regulation
S-K.

(6)	The peer group used is the Nasdaq Electronic Component and Equipment Index (the “Peer Group”), as used by our company for purposes of compliance with Item 201(e) of Regulation S-K.

(7)	The dollar amounts reported are our company’s net loss reflected in our company’s audited financial statements.

(8)
In our company’s assessment, revenue is the financial performance measure that is the most important financial performance measure used by the company in fiscal 2024 to link compensation actually paid to performance.

Performance Measures Used to Link Company Performance and CAP
. The following is a list of performance measures, which in our assessment represent the most important performance measures used by our company to link company performance to compensation actually paid to our named executive officers for fiscal 2024. Each metric below is used for purposes of determining payouts under either our executive incentive cash bonus plan or vesting of our performance-based restricted stock. Please see our “Compensation Discussion and Analysis” section above for a further description of these metrics and how they are used in our company’s executive compensation program.

Revenue

Operating cash flow

Operating expenses
Description of Relationships Between Compensation Actually Paid and Performance
Relationship between CAP and TSR
. The graph below illustrates the relationship between our TSR, the Peer Group TSR, and CAP for the PEO and our
Non-PEO
NEO.

American Superconductor Corporation
Compensation Actually Paid vs AMSC and Peer TSR
Compensation Actually Paid ($M)
Value of $100 Investment from 3/31/2020
$10
$8
$6
$4
$2
$0
-$2
-$4
$370
$320
$270
$220
$170
$120
$70
FY 2020
FY 2021
FY 2022
FY 2023
FY 2024
$8.01
$3.92
($1.92)
($0.72)
$1.06
$0.68
$7.72
$3.49
$7.58
$3.60
$351.82
$162.41
$75.00
$235.40
$331.02
PEO CAP ($M) - McGahn, Daniel P
Avg NEO CAP ($M)
AMSC TSR
NASDAQ Electrical Components & Equipment Index TSR

Relationship between CAP and Net Income
. The graph below reflects the relationship between our PEO and our
Non-PEO
NEO CAP and our Net Income.

American Superconductor Corporation
Compensation Actually Paid vs Net Income
Compensation Actually Paid ($M)
Net Income ($ in thousands)
$10
$8
$6
$4
$2
$0
-$2
-$4
$9,950
$4,950
($50)
($5,050)
($10,050)
($15,050)
($20,050)
($25,050)
($30,050)
($35,050)
$8.01
$3.92
($22,678)
($1.92)
($0.72)
($19,193)
$1.06
$0.68
($35,041)
$7.72
$3.49
($11,111)
$7.58
$3.60
$6,033
FY 2020
FY 2021
FY 2022
FY 2023
FY 2024
PEO CAP ($M) - McGahn, Daniel P
Avg NEO CAP ($M)
Net Income ($ in thousands)

Relationship between CAP and Revenue (our company-selected measure)
. The graph below reflects the relationship between our PEO and
Non-PEO
NEO CAP and our company’s revenue.

American Superconductor Corporation
Compensation Actually Paid vs Revenue
Compensation Actually Paid ($M)
Revenue ($ in thousands)
$10
$8
$6
$4
$2
$0
-$2
-$4
$247,120
$227,120
$207,120
$187,120
$167,120
$147,120
$127,120
$107,120
$87,120
FY 2020
FY 2021
FY 2022
FY 2023
FY 2024
$8.01
$3.92
($1.92)
($0.72)
$1.06
$0.68
$7.72
$3.49
$7.58
$3.60
$87,125
$108,435
$105,984
$145,639
$222,818
PEO CAP ($M) - McGahn, Daniel P
Avg NEO CAP ($M)
Revenue

Director Compensation
Our Compensation Committee is responsible for reviewing and making recommendations to our Board with respect to the compensation paid to our non-employee
directors. In April 2024, the Compensation Committee engaged Compensia to assess the competitiveness of our non-employee
director cash compensation through comparisons with our peer group and the marketplace, and to provide recommendations with respect to cash compensation for our non-employee
directors. On May 23, 2024, based on Compensia’s recommendations, the Compensation Committee recommended, and the Board approved certain increases to the cash compensation payable to our non-employee
directors for fiscal 2024. The annual cash retainer for all
non-employee
directors was increased from $35,000 to $50,000, the annual cash retainer for lead non-employee
director was increased from $12,000 to $18,000 and the annual cash retainer for chairman of the Nominating and Corporate Governance Committee was increased from $10,000 to $12,000.
As a result, for fiscal 2024,
non-employee
directors received cash compensation as follows:

•	Each non-employee director received $50,000 as an annual cash retainer and no per meeting fee;

•	The non-employee Lead Director received an additional annual cash retainer of $18,000;

•
The chairman of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee received an additional annual cash retainer of $20,000, $15,000 and $12,000, respectively; and

•
The members of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee (other than the chairmen of such committees) received an additional annual cash retainer of $12,000, $9,000 and $6,000, respectively.

In addition to cash compensation, each
non-employee
director is granted an award of shares of common stock under the Amended and Restated 2007 Director Plan, or 2007 Director Plan, with an aggregate grant date value equal to $50,000. The annual award is granted three business days following the last day of each fiscal year, and is subject to proration for any partial fiscal year of service. Further, each non-employee
director is granted an option to purchase shares of common stock under the 2007 Director Plan with an aggregate grant date value equal to $40,000 upon his or her commencement of service on the Board with an exercise price equal to the fair market value of our common stock on the date of the grant. These options vest in equal annual installments over a two-year
period. Each option granted under the 2007 Director Plan becomes exercisable in full in the event of a change in control of the company. The term of each option granted under the 2007 Director Plan is 10 years, provided that, in general, an option may be exercised only while the director continues to serve as a director or within 60 days thereafter.
The compensation packages for directors are intended to attract and retain high-quality individuals to provide oversight to our management team. Directors who are employees of the company receive no additional compensation for their service as directors.
During fiscal 2024, we provided the following compensation to our non-employee
directors:

Name*	Fees Earned or Paid in Cash	Stock Awards (1)(2)	Total

Laura A. Dambier	$62,000	$50,074	$112,074

Arthur H. House	$95,000	$50,074	$145,074

Margaret D. Klein	$59,000	$50,074	$109,074

Barbara G. Littlefield	$71,000	$50,074	$121,074

David R. Oliver, Jr.	$76,000	$50,074	$126,074

*
Excludes Mr. McGahn, who has served as our chief executive officer and as a director since June 1, 2011. Mr. McGahn received no compensation for his service as a director in fiscal 2024. Mr. McGahn’s compensation as an executive is reported in the Fiscal 2024 Summary Compensation Table included in this proxy statement.

(1)
The amounts shown reflect the grant date fair value computed in accordance with FASB ASC Topic 718 of (a) each director’s annual award of fully-vested shares of common stock, granted on April 3, 2024 pursuant to the 2007 Director Plan. This resulted in Ms. Dambier, Mr. House, Ms. Klein, Ms. Littlefield and Mr. Oliver each being granted 3,840 shares. A discussion of the assumptions used in calculating the amounts in this column may be found in Note 17 to our audited consolidated financial statements for fiscal 2024 included in our Annual Report on Form
10-K
for the fiscal year ended March 31, 2025, filed with the SEC on May 21, 2025.

(2)	Based on stock price of $13.04 on the grant date of April 3, 2024.

(3)	As of March 31, 2025, no non-employee director held unvested stock awards and each non-employee director held options for the following aggregate number of shares of common stock:

Name	Number of Shares

Laura A. Dambier	10,282

Arthur H. House	9,703

Margaret D. Klein	10,282

Barbara G. Littlefield	5,939

David R. Oliver, Jr.	—
Fiscal 2025 Director Compensation
In May 2025, the Compensation Committee engaged Compensia to assess the competitiveness of our non-employee
director equity compensation through comparisons with our peer group and the marketplace, and to provide recommendations with respect to cash compensation for our non-employee
directors. On May 23, 2025, based on Compensia’s recommendations, the Compensation Committee recommended, and the Board approved, amendments to our 2007 Director Plan which provide that grant date value of the annual equity award granted to each non-employee director
be increased from $50,000 to $100,000. Such amendments shall effect annual equity awards that each non-employee director
will be granted beginning in fiscal 2026. Except for such amendments to our 2007 Director Stock Plan, the structure of the compensation for our directors remains the same.
Securities Authorized for Issuance Under Our Equity Compensation Plans
The following table provides information about the securities authorized for issuance under our equity compensation plans as of March 31, 2025.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders	36,206	(1)	$6.94	2,752,893	(2)

(1)	Excludes shares issuable under our 2000 Employee Stock Purchase Plan in connection with the current offering period which ends on September 30, 2025. Such shares are included in column (c).

(2)
In addition to being available for future issuance upon exercise of options that may be granted after March 31, 2025, 2,450,662 shares available for issuance under our 2022 Stock Incentive Plan may instead be issued in the form of restricted stock, unrestricted stock, stock appreciation rights, performance shares or other equity-based awards. There were also 253,596 shares available under the 2007 Director Plan to be issued in the form of stock options or other stock awards. There were 48,635 shares available under the 2000 Employee Stock Purchase Plan on March 31, 2025.

Compensation Committee Interlocks and Insider Participation
The current members of the Compensation Committee are Mr. House (Chairman), Ms. Klein and Ms. Littlefield. No member of the Compensation Committee who served during fiscal 2024 was at any time during fiscal 2024, or formerly, an officer or employee of ours or any subsidiary of ours, nor has any member of the Compensation Committee who served during fiscal 2024 had any relationship with us requiring disclosure under Item 404 of
Regulation S-K
under the Exchange Act.
No executive officer of our company has served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of AMSC or member of our Compensation Committee.
Compensation Committee Report
The Compensation Committee has reviewed and discussed the preceding “Compensation Discussion and Analysis” section with management. Based on that review and discussion, the Compensation Committee has recommended to our Board that the “Compensation Discussion and Analysis” section be included in our proxy statement.
By the Compensation Committee of the Board.
Arthur H. House, Chairman
Margaret D. Klein
Barbara G. Littlefield

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Board has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our general counsel. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by the Audit Committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the Audit Committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairman of the Audit Committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings. If the chairman of the Audit Committee approves the proposed related person transaction, the transaction will be presented to the full Audit Committee at the next meeting of the Audit Committee, and the Audit Committee may, in its discretion, ratify the transaction. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the Audit Committee after full disclosure of the related person’s interest in the transaction. The Audit Committee will review and consider such information regarding the transaction as it deems appropriate under the circumstances.

The Audit Committee may approve or ratify the transaction only if the Audit Committee determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, our best interests. The Audit Committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, our Board has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

•

Interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, and (c) the amount involved in the transaction equals less than the greater of $200,000 or 5% of the annual gross revenues of the company receiving payment under the transaction; and

•	A transaction that is specifically contemplated by provisions of our charter or bylaws.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the Compensation Committee in the manner specified in its charter.

There were no related person transactions during fiscal 2024.

ELECTION OF DIRECTORS

(PROPOSAL 1)

At the Annual Meeting, our stockholders will elect seven directors to serve until our next annual meeting of stockholders, and until their respective successors are elected and qualified. The candidates listed below were nominated by the independent directors of the Board. All of the nominees have indicated their willingness to serve, if elected, but if any of them should be unable to serve or for good cause will not serve, proxies may be voted for a substitute nominee designated by our Board, or the Board may elect to reduce the size of the Board. Information about each nominee is included under “Corporate Governance — Members of the Board” beginning on page 8 of this proxy statement.

The Board recommends a vote FOR the election of Ms. Dambier, Mr. Donnelly, Mr. House, Ms. Klein, Ms. Littlefield, Mr. McGahn and Mr. Oliver, as directors.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(PROPOSAL 2)

The Audit Committee has appointed RSM as our independent registered public accounting firm for fiscal 2025 and has directed that we submit this appointment for ratification by the stockholders at the Annual Meeting. Although stockholder ratification is not required, the appointment of RSM is being submitted for ratification at the Annual Meeting because AMSC believes it is a good corporate governance practice. If this proposal is not approved at the Annual Meeting, the Audit Committee may reconsider its appointment of RSM. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accountant at any time during the fiscal year if it determines that such a change would be in the best interest of AMSC and its stockholders.

Representatives of RSM are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

The Board recommends a vote FOR ratification of the Audit Committee’s appointment of RSM as our independent registered public accounting firm for the current fiscal year.

Independent Registered Public Accounting Firm’s Fees

The following table summarizes the fees charged by RSM and its affiliates for the services rendered to us with respect to each of the last two fiscal years:

	Fiscal Year Ended March 31,
Fee Category	2025	2024

Audit Fees (1)	$1,085,954	$918,777

Audit-Related Fees	—	—

Tax Fees	—	—

All Other Fees	—	—

Total Fees	$1,085,954	$918,777

(1)

Audit fees consist of fees for the audit of our annual financial statements, the audit of our internal control over financial reporting, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements.

Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below. All services provided to us by RSM and its affiliates in each of fiscal 2024 and fiscal 2023 were approved in accordance with this policy.

From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to us by our registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

The Audit Committee has also delegated to the chairman of the Audit Committee the authority to approve any audit or non-audit services to be provided to us by our registered public accounting firm. Any approval of services by a member of the Audit Committee pursuant to this delegated authority is reported on at the next meeting of the Audit Committee.

ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

(PROPOSAL 3)

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in July 2010, or the Dodd-Frank Act and Rule 14a-21 under the Exchange Act, our stockholders are entitled to vote at the Annual Meeting to approve, on a non-binding basis, the compensation of our named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K under the Exchange Act. The stockholder vote on executive compensation is an advisory vote only, and it is not binding on our company, the Board or the Compensation Committee.

Although the vote is non-binding, the Compensation Committee and the Board value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions. The Compensation Committee and the Board value constructive dialogue on executive compensation with the Company’s stockholders and encourage all stockholders to vote their shares on this important matter. This proposal, commonly known as a “say-on-pay” proposal, is not intended to address any specific item of compensation, but rather gives our stockholders an opportunity to endorse or not endorse our executive officer pay program and policies through the following resolution:

“RESOLVED, that the stockholders approve, on an advisory (non-binding) basis, the compensation of the named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in the company’s definitive proxy statement for the 2025 Annual Meeting of Stockholders.”

As described more fully in the Compensation Discussion and Analysis section of this proxy statement, we believe that our executive compensation program is reasonable, competitive and strongly focused on pay for performance principles. Our executive compensation program is designed to attract and retain executive officers who contribute to our long-term success, align compensation with short- and long-term business objectives, and incentivize the executive officers to provide superior performance that will build long-term stockholder value. The program contains elements of performance-based cash and equity-based compensation. Our executive pay philosophy is predicated on our view that a significant portion of compensation should be “at risk” and directly linked to our overall performance, thereby supporting the alignment of the interests of our named executive officers with the interests of our stockholders. We believe our compensation program has been successful in achieving its goals while, at the same time, not encouraging excessive risk taking by management.

At our 2023 Annual Meeting of Stockholders, our stockholders recommended, on an advisory basis, that the stockholder vote on the compensation our named executive officers occur every year. In light of the foregoing recommendation, our Board determined to hold a “say-on-pay” advisory vote every year. Accordingly, our next advisory say-on-pay vote (following the non-binding advisory vote at this Annual Meeting) is expected to occur at the 2026 Annual Meeting of Stockholders.

The Board unanimously recommends a vote FOR the advisory vote to approve the compensation of our named executive officers.

OTHER MATTERS

Solicitation of Proxies

We will bear the costs of soliciting proxies. In addition to solicitations by mail, our directors, officers and employees may, without additional pay, solicit proxies by telephone, facsimile, e-mail and personal interviews. We will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy materials to the persons for whom they hold shares and request instructions for voting the proxies. We will reimburse the brokerage houses and other persons for their reasonable expenses in connection with this distribution.

Stockholder Proposals for 2026 Annual Meeting

Stockholder Proposals Included in Proxy Statement

To be considered for inclusion in the proxy statement relating to our 2026 Annual Meeting pursuant to Rule 14a-8 of the Exchange Act, stockholder proposals must be received by our Corporate Secretary at our principal executive offices no later than February 13, 2026, which is 120 calendar days before the anniversary of the date our proxy statement was released to stockholders in connection with this year’s Annual Meeting. If the date of next year’s annual meeting is changed by more than 30 days from the anniversary date of this year’s Annual Meeting on July 25, 2025 then the deadline is a reasonable time before we begin to print and mail proxy materials. Upon receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement and proxy in accordance with SEC regulations governing the solicitation of proxies.

Stockholder Proposals Not Included in Proxy Statement

We must receive other proposals of stockholders (including director nominations) intended to be presented at the 2026 Annual Meeting, but not included in our proxy statement, by April 26, 2026, but not before March 27, 2026, which is not less than 90 days nor more than 120 days prior to the anniversary date of this year’s Annual Meeting. However, in the event the 2026 Annual Meeting is scheduled to be held on a date before July 5, 2026 or after September 23, 2026, which is 20 days before or 60 days after the anniversary date of this year’s Annual Meeting, then your notice may be received by us at our principal executive office not more than the 120th day prior to the 2026 Annual Meeting and not later than (i) the ninetieth (90th) day prior to the 2026 Annual Meeting or, (ii) if later, the tenth (10th) day following the day on which public disclosure of the date of the 2026 Annual Meeting was first made by the company. Any proposals we do not receive in accordance with the above standards will not be voted on at the 2026 Annual Meeting. You are also advised to review our bylaws, which specify additional requirements related to advance notice of stockholder proposals and director nominations.

In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19(b) under the Exchange Act.

Important Notice Regarding Delivery of Security Holder Documents

We have adopted the cost saving practice of “householding” proxy statements, annual reports and Internet Notices. Some banks, brokers and other nominee record holders are also “householding” proxy statements, annual reports, and Internet Notices for their customers. This means that only one copy of our proxy statement, annual report or Internet Notice may have been sent to multiple shareholders in your household unless we have received instructions otherwise. We will promptly deliver a separate copy of any of these documents to you if you write our Investor Relations department at 114 East Main Street, Ayer, Massachusetts 01432 or call (978) 399-8344. If you want to receive separate copies of the annual report, proxy statement or Internet Notice in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or phone number.

Electronic Delivery of Stockholder Communications

If you received your Annual Meeting materials by mail, we encourage you to conserve natural resources, as well as significantly reduce our printing and mailing costs, by signing up to receive your stockholder communications via e-mail. To sign up for electronic delivery, visit www.proxyvote.com. Your electronic delivery enrollment will be effective until you cancel it, which you may do at any time by following the procedures described at the website listed above. If you have questions about electronic delivery, please write our Investor Relations department at 114 East Main Street, Ayer, Massachusetts 01432 or call (978) 399-8344.

SCAN TO VIEW MATERIALS & VOTE AMERICAN SUPERCONDUCTOR CORPORATION VOTE BY INTERNET 114 EAST MAIN STREET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above AYER, MA 01432 Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on July 24, 2025 for shares held directly and by 11:59 p.m. Eastern Time on July 23, 2025 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/AMSC2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on July 24, 2025 for shares held directly and by 11:59 p.m. Eastern Time on July 23, 2025 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V75831-P34814-Z90445 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY AMERICAN SUPERCONDUCTOR CORPORATION For All Withhold All Except For All To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the The Board of Directors recommends you vote FOR number(s) of the nominee(s) on the line below. the following: 1. Election of Directors Nominees: 01) Laura A. Dambier 05) Barbara G. Littlefield 02) Terence R. Donnelly 06) Daniel P. McGahn 03) Arthur H. House 07) David R. Oliver, Jr. 04) Margaret D. Klein The Board of Directors recommends you vote FOR proposals 2 and 3: For Against Abstain 2. To ratify the appointment by the Audit Committee of the Board of Directors of RSM US LLP as AMSC’s independent registered public accounting firm ! ! ! for the current fiscal year. 3. To approve, on an advisory basis, the compensation of AMSC’s named executive officers. ! ! !NOTE: To transact such other business as may properly come before the annual meeting or any continuation, postponement or adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

The Annual Meeting of Stockholders will be held via a completely virtual format through a live audio-only webcast hosted online at www.virtualshareholdermeeting.com/AMSC2025 on Friday, July 25, 2025 at 10:30 a.m., Eastern Time. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com V75832-P34814-Z90445 AMERICAN SUPERCONDUCTOR CORPORATION 114 East Main Street Ayer, Massachusetts 01432 Proxy for the Annual Meeting of Stockholders to be held on Friday, July 25, 2025 This Proxy is Solicited on Behalf of the Board of Directors of the Company The undersigned stockholder(s) of American Superconductor Corporation (the “Company”), revoking all prior proxies, hereby appoint(s) Daniel P. McGahn, John W. Kosiba, Jr. and John R. Samia, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all shares of common stock of the Company which the undersigned would be entitled to vote if virtually present at the Annual Meeting of Stockholders of the Company to be held virtually via live webcast at www.virtualshareholdermeeting.com/AMSC2025, on Friday, July 25, 2025, at 10:30 a.m., Eastern Time, or at any continuation, postponement or adjournment thereof (the “Meeting”). This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is given, this proxy will be voted FOR the election of all nominees for director and FOR proposals 2 and 3. Attendance of the undersigned at the Meeting will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing or shall deliver a subsequently dated proxy to the Secretary of the Company or shall vote electronically at the Meeting. The proxies, in their discretion, are further authorized to vote (i) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (ii) on any matter that the Board of Directors did not know would be presented at the Meeting by a reasonable time before the proxy solicitation was made, and (iii) on any other matters that may properly come before the Meeting or any continuations, adjournments or postponements thereof. Continued and to be signed on reverse side